UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Section 240.14a-12

AGL RESOURCES INC.

(Name of Registrant as Specified in Its Charter)

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JOHN W. SOMERHALDER II

Chairman, President and Chief Executive Officer

March 16, 2012

To Our Shareholders:

On behalf of the board of directors, I am pleased to invite you to attend AGL Resources’ 2012 annual meeting of shareholders to be held on Tuesday, May 1, 2012, at our corporate headquarters at Ten Peachtree Place, Atlanta, Georgia. The meeting will start at 10:00 a.m., Eastern time. A map with directions is included in the attached proxy statement. Please note that you will need to present an admission ticket and picture identification in order to attend the meeting in person. Please see page 5 of the attached proxy statement for more information about attending the meeting in person. The matters to be acted upon at the meeting are described in the Notice of Annual Meeting of Shareholders and Proxy Statement. During the annual meeting of shareholders, we will discuss our efforts and achievements in 2011. We will update shareholders on our business plans for 2012. Our directors, officers and other employees will be available to answer any questions you may have.

Your vote is very important to us. Regardless of the number of shares you own, please vote. You may vote by telephone (using the toll-free number on your proxy or vote instruction card), internet (using the address provided on your proxy or vote instruction card), or paper proxy or vote instruction card. Please see page 2 of the attached proxy statement or your enclosed proxy or vote instruction card for more detailed information about the various options for voting your shares.

Thank you for your ongoing ownership and support. We hope to see you at our annual meeting.

Sincerely,

John W. Somerhalder II

Ten Peachtree Place

Atlanta, Georgia 30309

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	10:00 a.m., Eastern time, Tuesday, May 1, 2012

Place:	Ten Peachtree Place, Atlanta, Georgia

Items of Business:

—     Elect sixteen directors to serve until the 2013 annual meeting;

—     Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012;

—     Approve a non-binding resolution to approve the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in our 2012 annual shareholder meeting proxy statement; and

—     Transact such other business as may properly come before the annual meeting or any adjournments.

Who May Vote:	You may vote if you owned shares of our common stock at the close of business on February 22, 2012 (the record date).

Proxy Voting:	Your vote is important. Please vote in one of these ways:

—     use the toll-free telephone number shown on the enclosed proxy or vote instruction card;

—     visit the web site listed on your proxy or vote instruction card; or

—     mark, sign, date and promptly return the enclosed proxy or vote instruction card in the enclosed postage-paid envelope.

Proxy Statement:	A copy of our proxy statement for the annual meeting, which contains information that is relevant to the proposals to be voted on at the annual meeting, is attached.

Annual Report:	A copy of our 2011 annual report, which contains financial and other information about our business, is enclosed.

Date of Availability:	On or about March 16, 2012, we will mail to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2011 annual report and how to vote online. All other shareholders will receive the proxy statement and annual report by mail.

By Order of the Board of Directors,

Myra C. Bierria Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON May 1, 2012:

A copy of our combined 2011 annual report and Form 10-K for 2011 is being made available with this proxy statement. You may receive a stand-alone copy of our 2011 Form 10-K free of charge upon written request directed to:

AGL Resources Inc.

Attention: Investor Relations,

P.O. Box 4569, Location 1071,

Atlanta, Georgia 30302-4569.

Our proxy statement and our 2011 annual report and Form 10-K may be accessed at

https://materials.proxyvote.com/001204

at our web site at www.aglresources.com.

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

Who is soliciting my proxy?

The board of directors of AGL Resources is providing you these proxy materials in connection with the solicitation of proxies to be voted at our 2012 annual meeting of shareholders and at any postponement or adjournment of the annual meeting. The proxies will be voted in accordance with your instructions by John W. Somerhalder II, our chairman, president and chief executive officer; Paul R. Shlanta, our executive vice president, general counsel and chief ethics and compliance officer; and Andrew W. Evans, our executive vice president and chief financial officer, or any of them. If your shares are held in our AGL Resources Inc. Retirement Savings Plus Plan (the “Retirement Savings Plus Plan” or the “AGL 401(k) Plan”), your proxy will be voted by Merrill Lynch Bank & Trust Co., FSB, which is the trustee for the AGL 401(k) Plan. If your shares are held in our Nicor Companies Savings Investment Plan, Nicor Gas Thrift Plan or Birdsall, Inc. Retirement Savings Plan (collectively, the “Nicor 401(k) Plans”), your proxy will be voted by The Vanguard Fiduciary Trust Company, which is the trustee for the Nicor 401(k) Plans. The trustee of the AGL 401(k) Plan will vote your shares in accordance with your instructions and if you fail to provide voting instructions, the trustee will vote your shares in accordance with the discretionary instructions of the Administrative Committee of the 401(k) plans. It is expected that the Administrative Committee will instruct the AGL 401(k) Plan trustee to vote your shares in accordance with your telephone, internet or written proxy vote, or, if you do not vote, “FOR” each of the three proposals. The trustee of the Nicor 401(k) Plans will vote your shares in accordance with your instructions and if you fail to give the trustee proper instructions, it will vote you shares in the same proportion that other Nicor 401(k) Plans participants have voted their shares.

Why did I receive a Notice of Internet Availability of Proxy Materials (Notice) in the mail instead of a printed set of proxy materials?

Pursuant to the rules of the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the internet to our shareholders by delivering a Notice in the mail. We are sending the Notice to certain record and beneficial shareholders. These shareholders have the ability to access the proxy materials, including our proxy statement and annual report, at www.proxyvote.com or to request a printed or email set of the proxy materials. Instructions on how to access the proxy materials over the internet or to receive a printed set may be found in the Notice. Shareholders who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials over the internet at www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 1, 2012

The proxy statement and annual report are available at www.proxyvote.com

What will I be voting on?

You will be voting on:

•	Proposal 1—the election of sixteen directors to serve until the 2013 annual meeting;

•	Proposal 2—the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012;

•	Proposal 3—the approval of a non-binding resolution to approve the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this 2012 annual shareholder meeting proxy statement; and

•	such other business as may properly come before the annual meeting or any adjournments.

How does the board recommend I vote on the proposals?

The board of directors recommends you vote “FOR” each of proposals 1-3 listed above.

How do I vote?

Most of our shareholders have three options for submitting their votes:

•	By telephone,

•	Via the internet, or

•	By mail.

If your AGL Resources shares are held in your name on the records maintained by Wells Fargo Bank, N.A., our transfer agent (meaning you are a “shareholder of record”), please follow the instructions on your proxy card.

If your AGL Resources shares are held through a brokerage firm or bank (that is, in “street name”), your ability to vote by telephone or over the internet depends on the voting process of your brokerage firm or bank. Please follow the directions on your vote instruction card.

Regardless of whether your AGL Resources shares are held by you as a record shareholder or in street name, you may attend the meeting and vote your shares in person. Please note that if your shares are held in street name and you want to vote in person, you must bring evidence of your stock ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your shares at the annual meeting) or your most recent brokerage account statement (in which case you will not be able to vote your shares at the meeting), together with valid picture identification.

Even if you plan to attend the meeting, we encourage you to vote your shares by telephone, internet or mail to simplify the voting process at the meeting.

How do I vote if my shares are held in one of the 401(k) plans?

If your AGL Resources shares are held in one of the 401(k) plans, only the trustee of the plan can vote your plan shares even if you attend the annual meeting in person. The plan trustee will vote your shares in accordance with your telephone, internet or written proxy vote. Please follow the instructions on your proxy card.

May I revoke my proxy?

Yes. You may revoke your proxy or vote instructions at any time before the annual meeting by voting again by telephone or via the internet or by timely signing and returning another proxy or vote instruction card with a later date. Additionally, if you are a shareholder of record or if you are a street name holder who has obtained a vote instruction card from your street name nominee, and you decide to attend the meeting and vote in person, you may request that any proxy or vote instruction card that you previously submitted not be used.

What if I don’t specify my choices when returning my proxy or vote instruction card?

If you return a signed and dated proxy or vote instruction card without indicating your vote, your shares will be voted “FOR” each of proposals 1-3 specified in the notice of the meeting and in the discretion of the proxies on any other matter that may properly come before the meeting.

If you hold AGL Resources shares through one of our 401(k) plans and you return the proxy card but do not properly sign or date it or specify how you want your plan shares voted, it is expected that in the case of the AGL 401(k) Plan, the plan trustee, upon instruction from the Administrative Committee of the AGL 401(k) Plan, will vote your plan shares “FOR” each of proposals 1-3 specified in the notice of the meeting and as instructed by the Administrative Committee on any other proposals that may properly come before the meeting. In the case of the Nicor 401(k) Plans, the plan trustee will vote your plan shares in the same proportion that other Nicor 401(k) Plans participants have voted their shares.

May my shares be voted if I don’t submit a proxy or voting instructions?

If your AGL Resources shares are registered in your name on the books kept by our transfer agent and you do not return a signed proxy and do not vote by telephone or via the internet or in person at the meeting, your shares will not be voted.

If your AGL Resources shares are held in street name and you do not submit any voting instructions, your brokerage firm or bank may or may not vote your shares with regard to each of the three proposals, depending on stock exchange rules. If your AGL Resources shares are held through one of the 401(k) plans and you do not return the proxy card for those plan shares and do not vote by telephone or the internet or in person, it is expected that, in the case of the AGL 401(k) Plan, the plan trustee, upon instruction from the Administrative Committee of the AGL 401(k) Plan, will vote your shares “FOR” each of proposals 1-3 specified in the notice of the meeting and as instructed by the Administrative Committee on any other proposals that may properly come before the meeting. In the case of the Nicor 401(k) Plans, the plan trustee will vote your shares in the same proportion that other Nicor 401(k) Plans participants have voted their shares.

How many shares may I vote?

As of the February 22, 2012, record date for voting at the annual meeting, 117,230,974 shares of common stock of AGL Resources were outstanding and entitled to be voted at the annual meeting. You are entitled to one vote for each share of AGL Resources common stock you owned on the record date. The 31,668 shares held by a trust which holds assets for our Nonqualified Savings Plan are included in the number of shares outstanding but are not eligible to be voted.

Is there a list of shareholders entitled to notice of the annual meeting?

A list of shareholders entitled to notice of the annual meeting is available for inspection by any shareholder between the hours of 9:00 a.m. and 5:00 p.m., Eastern time, at our headquarters at Ten Peachtree Place, Atlanta, Georgia. Please contact our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569, if you would like to review the shareholder list. The shareholder list will also be available at the annual meeting for inspection by any shareholder.

How many votes must be present to hold the annual meeting?

A majority of the 117,230,974 shares of AGL Resources’ common stock outstanding on the record date, not including the 31,668 shares held by the Nonqualified Savings Plan trust which are not eligible to be voted, must be present, either in person or represented by proxy, to conduct the annual meeting.

How many votes are needed to approve each of the proposals?

The following are the vote requirements for each of the proposals:

•

Election of sixteen directors: Directors are elected by a plurality of the total number of votes cast, which means the sixteen nominees who receive the largest number of properly cast votes will be elected as directors.

•

Ratification of the appointment of PricewaterhouseCoopers LLP: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the votes cast “for” to exceed the votes cast “against.”

•	Advisory Vote on Executive Compensation: Adoption of the non-binding resolution to approve executive compensation requires a majority of the votes cast to be votes “FOR” the proposal.

What happens if a director nominee fails to receive a majority of the votes cast in his or her election?

As described under the caption, “Proposal 1—Election of Directors—General,” our bylaws provide that if a director nominee in an uncontested election is elected by the required plurality vote of the shareholders but does not receive the affirmative vote of the holders of a majority of the shares voted, the director must promptly tender his or her resignation to the board of directors following certification of the shareholder vote. The Nominating, Governance and Corporate Responsibility Committee must then recommend to the board of directors whether to accept or reject the tendered resignation or whether to take other action. The board must then act on the tendered resignation and publicly disclose its decision and the rationale behind the decision within 90 days after the certification of the election results.

What if I vote “withhold authority” to elect directors?

In voting for the election of directors, a vote to “withhold authority” for the election of one or more director nominees will be counted for quorum purposes, but because the vote required to elect directors is a plurality vote, a vote to “withhold authority” will not affect the outcome of the election. However, a vote to “withhold authority” will be counted for purposes of determining whether a director nominee received the affirmative vote of holders of a majority of the shares voted. Please see “What happens if a director nominee fails to receive a majority of the votes cast in his or her election?” above.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be treated as shares present and entitled to vote for quorum purposes. Abstentions and broker non-votes will not be treated as “votes cast,” and consequently they will not affect the outcome of the vote on the election of directors or the determination of whether a director nominee has received the affirmative vote of the holders of a majority of the shares voted (Proposal 1), the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2), or the proposal to adopt the non-binding resolution to approve the compensation of our named executive officers (Proposal 3).

“Broker non-votes” occur on a matter up for vote when a broker, bank or other holder of shares you own in “street name” is not permitted to vote on that particular matter without instructions from you, you do not give such instructions and the broker or other nominee indicates on its proxy card, or otherwise notifies us, that it does not have authority to vote its shares on that matter.

Whether a broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules.

Could other matters be decided at the annual meeting?

We do not know of any other matters that will be considered at the annual meeting. If a matter that is not listed on the proxy or vote instruction card is properly brought before the annual meeting in accordance with Section 1.2 of our bylaws, the persons named as proxies will vote in accordance with their judgment of what is in the best interest of the Company, based on the discretionary voting authority conferred on them by the proxy and vote instruction cards.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and act as inspector of elections.

Where and when will I be able to find the voting results?

We will post the voting results on our web site at www.aglresources.com within four business days after the annual meeting. You also may find the results in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission, or SEC, within four business days following the annual meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokerage firms, banks and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker, bank and/or our transfer agent to consolidate as many accounts as possible under the same name and address. All communications concerning accounts for shares registered in your name on the books kept by our transfer agent, including address changes, name changes, inquiries to transfer shares and similar issues, may be handled by making a toll-free call to Wells Fargo Shareowner Services at (800) 468-9716.

What do I need to bring with me if I want to attend the annual meeting?

The annual meeting is open to all holders of our common stock. To attend the annual meeting, you will need to bring an admission ticket and valid picture identification. If your shares are registered in your name on the books kept by our transfer agent or your shares are held in one of the 401(k) plans, your admission ticket is part of your proxy card or may be printed from the internet when you vote online.

If your shares are held in street name by your brokerage firm or bank, you will need to bring evidence of your stock ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your shares at the annual meeting) or your most recent brokerage account statement (in which case you will not be able to vote your shares at the meeting), together with valid picture identification. You may also request us to send you an admission ticket. If you do not have either an admission ticket or proof that you own our common stock, together with valid picture identification, you may not be admitted to the meeting.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at a postponed or adjourned meeting, unless the board of directors fixes a new record date for the postponed or adjourned meeting, which the board is required to do if the postponement or adjournment is for more than 120 days. If the meeting is postponed or adjourned, you will still be able to change or revoke your proxy until it is voted.

When are shareholder proposals for the 2013 annual meeting due?

Our bylaws require shareholders to give us advance notice of any shareholder nominations of directors and of any other matters shareholders wish to present for action at an annual meeting of shareholders. The required notice must be given within a prescribed time frame, which is calculated by reference to the date of the proxy statement relating to our most recent annual meeting. Accordingly, with respect to our 2013 annual meeting of shareholders, our bylaws require notice to be provided to our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569 no later than November 16, 2012. If a shareholder fails to provide timely notice of a proposal to be presented at the 2013 annual meeting, the persons designated as proxies by the board of directors will have discretionary authority to vote, and the respective trustees of the 401(k) plans will vote in accordance with the instructions of the Administrative Committee of the 401(k) plans based on its discretionary authority, on any such proposal that may come before the meeting.

If you are interested in submitting a proposal for inclusion in our proxy statement for the annual meeting in 2013, you need to follow the procedures outlined in the SEC’s Rule 14a-8. To be eligible for inclusion, your shareholder proposal intended for inclusion in the proxy statement for the 2013 annual meeting of shareholders must be received no later than November 16, 2012, by our Corporate Secretary at the address above.

This deadline does not apply to questions a shareholder may wish to ask at the annual meeting.

Who pays the costs associated with this proxy solicitation?

AGL Resources pays the expenses of soliciting proxies. We may consider the engagement of a proxy solicitation firm to assist in the solicitation of proxies. Additionally, proxies may be solicited on our behalf by directors, officers and employees, in person or by telephone, facsimile or electronic transmission. Directors, officers and employees will not be paid additional fees for those services.

CORPORATE GOVERNANCE

Board of Directors

Our business affairs are managed under the direction of the board of directors in accordance with the Georgia Business Corporation Code, our articles of incorporation and our bylaws. The role of the board of directors is to govern our affairs for the benefit of our shareholders and other constituencies, which include our employees, customers, suppliers, creditors and the communities in which we do business. The board strives to ensure the success and continuity of our business through the appointment of qualified executive management, overseen by the board.

Director Independence

Pursuant to New York Stock Exchange listing standards, our board of directors has adopted a formal set of categorical Standards for Determining Director Independence. In accordance with these Standards, a director must be determined to have no material relationship with the Company other than as a director in order to be considered an independent director. The Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The Standards also set forth independence criteria applicable to members of the Audit Committee, the Compensation and Management Development Committee and the Nominating, Governance and Corporate Responsibility Committee of the board of directors. These Standards are available on our website at www.aglresources.com.

In accordance with these Standards, the board undertook in February 2012 an annual review of director independence. Based on this review, the board has affirmatively determined that, as to each current non-employee director, no material relationship exists that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each current non-employee director qualifies as “independent” in accordance with the Standards and the independence standards of the New York Stock Exchange. John W. Somerhalder II, our chairman, president and chief executive officer, is not independent because of his employment by the Company.

Mr. Somerhalder will not participate in any action of the board related to his compensation or any other matters requiring action by only non-employee directors.

In making these independence determinations, the board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our directors are or have been directors, officers or employees. The board also considered that the Company and its subsidiaries may make charitable contributions to not-for-profit organizations where our directors or their immediate family members serve or are executive officers. More specifically, the board of directors considered certain related party transactions between our Company and Mr. Olivera, a member of our board of directors. For more detailed information about these transactions and the board’s determination that Mr. Olivera is independent notwithstanding these transactions, please see “Certain Relationships and Related Transactions.”

Policy on Related Person Transactions

The board of directors recognizes that related person transactions present a heightened risk of conflicts of interest and, therefore, has adopted a written policy with respect to related person transactions. For the purpose of the policy, a “Related Person” is (a) each executive officer as defined under Section 16 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” (b) each executive and senior vice president of AGL Resources, (c) each nominee for or member of the board of directors, (d) each holder of more than 5% of our common stock, or a “Significant Shareholder,” and (e) any immediate family member, as defined under the Exchange Act, of the persons listed in (a) through (d) above. A “Related Person Transaction” is a transaction between us and any Related Person, other than (1) transactions available to all employees or customers generally; (2) transactions involving less than $120,000 when aggregated with all similar transactions; (3) transactions excluded from disclosure in paragraphs four through seven of the instructions to Item 404(a) of Regulation S-K of the Exchange Act; and (4) charitable contributions by the Company to a charitable organization with which a Related Person’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the charitable organization’s annual receipts for the preceding fiscal year.

Under the policy, when management becomes aware of a Related Person Transaction involving a dollar amount that is less than 2% of either the Company’s consolidated gross revenues or the consolidated gross revenues of the Related Person, or any affiliate of such Related Person, for the prior fiscal year, management reports the transaction to the Chairman of the Nominating, Governance and Corporate Responsibility Committee. When management becomes aware of a Related Person Transaction involving a dollar amount that is equal to or exceeds two percent of either the Company’s consolidated gross revenues or the consolidated gross revenues of the Related Person, or any affiliate of such Related Person, for the prior fiscal year, management reports the transaction to the Nominating, Governance and Corporate Responsibility Committee and requests approval or ratification of the transaction.

Transactions requiring approval or ratification must be approved by a majority of the disinterested members of the Nominating, Governance and Corporate Responsibility Committee. The Chairman will report to the full Nominating, Governance and Corporate Responsibility Committee at its next regularly scheduled committee meeting any related person transactions that are presented to him or her. The Nominating, Governance and Corporate Responsibility Committee will report to the full board all Related Person Transactions presented to it.

Board Leadership Structure and Role in Risk Oversight

Our Company is led by Mr. John Somerhalder, who has served as our president and chief executive officer since March 2006 and our chairman, president and chief executive officer since October 2007. Our board of directors consists of Mr. Somerhalder and fifteen independent directors. Each of the standing committees of our board of directors is chaired by an independent director and each of our Audit, Compensation and Management Development and Nominating, Governance and Corporate Responsibility committees is comprised entirely of independent directors.

Under our Guidelines on Significant Corporate Governance Issues, or our Corporate Governance Guidelines, a copy of which is available on our web site at www.aglresources.com, if the chairman of the board of directors is an executive officer or employee of the Company, then the board of directors shall appoint, from among the independent directors, a lead director. Mr. Arthur E. Johnson currently serves as our Lead Director.

The board of directors appoints the Lead Director for a term ending on the earlier of

(a) three years from the date of appointment or (b) the last day of the individual’s service on the board of directors. The Lead Director: (a) serves as chairman of the Executive Committee of the board of directors; (b) presides at the executive sessions of non-management directors; (c) collaborates with our chairman, president and chief executive officer, our general counsel and our corporate secretary on setting the annual calendar for all regular meetings of the board and its standing committees; (d) maintains close contact with the chairperson of each standing committee; (e) oversees the Company’s policy on communications between shareholders or other interested parties and non-management directors; and (f) communicates the results of the annual evaluation of the chief executive officer to the chief executive officer on behalf of the board of directors.

Our Audit Committee has the responsibility to review with management the Company’s (i) policies governing the process by which risk assessment and risk management are undertaken; and (ii) major financial risk exposures and the steps management has taken to monitor and control such exposures. Our Finance and Risk Management Committee has the responsibility to (i) review with management the steps taken by management to ensure compliance with the Company’s risk management policies and procedures relating to interest rate risk, currency risk, credit risk, commodity risk, insurable risks and derivatives related to any of the foregoing; (ii) review steps taken by management to establish and monitor trading and risk management systems and controls at the Company’s asset management and optimization businesses and to ensure compliance at such businesses with risk management policies and procedures applicable to such businesses; and (iii) review management’s assessment of controls and procedures associated with such businesses’ management of transactions with affiliates and any reporting obligations to state or federal regulatory authorities. Our chief risk officer provides a quarterly report to the Finance and Risk Management Committee and meets in executive sessions with the Finance and Risk Management Committee at each regularly scheduled meeting. Each of the other committees of the board of directors has principal responsibility for reviewing and discussing with management those risk exposures: (i) specified in their charters or (ii) identified from time to time by the committees themselves or by the Audit Committee.

We determined our current board leadership structure is appropriate and helps ensure proper risk oversight for the Company, for a number of reasons, the most significant of which are the following:

•

A combined chairman and chief executive officer role allows for more productive meetings. The chief executive officer is the individual selected by the board of directors to manage the Company on a day to day basis, and his direct involvement in the Company’s operations makes him best positioned to lead productive board strategic planning sessions and determine the time allocated to each agenda item in discussions of the Company’s short- and long-term objectives.

•

Our board structure provides strong oversight by independent directors and in addition a majority of our operations are subject to extensive regulation. Our Lead Director’s responsibilities include leading executive sessions of the board of directors during which our independent directors meet without management. These executive sessions allow the board of directors to review key decisions and discuss matters in a manner that is independent of the chief executive officer, and where necessary, critical of the chief executive officer and senior management. In addition, each of our board’s standing committees (including the Finance and Risk Management Committee) is chaired by an independent director.

•

Recognizing there may be a circumstance where a shareholder or other interested party’s interest should be represented independent of management, a key responsibility of the Lead Director is to receive, review and, where necessary, act upon direct communications from shareholders and other interested parties.

If you wish to communicate directly with (i) the board of directors generally, (ii) the presiding director of executive sessions of non-management directors (our Lead Director), or (iii) non-management directors as a group, you should call the Company’s Ethics and Compliance Helpline at (800) 350-1014 or

at www.mycompliancereport.com using the access ID, “AGL.” Calls to the helpline and reports made via the website, if you choose, can be made anonymously.

Committees of the Board

The board of directors has established five standing committees to assist it in discharging its duties. Actions taken by any committee of the board are reported to the board, usually at the board meeting next following a committee meeting. Each standing committee has adopted a written charter, which is available on our web site at www.aglresources.com and is available upon request to our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569. The committees of the board and their members at December 31, 2011 were as shown in the following table.

Members of the Board’s Committees

	Audit	Compensation and Management Development	Executive	Finance and Risk Management	Nominating, Governance and Corporate Responsibility
Sandra N. Bane	Ö	Ö
Thomas D. Bell, Jr.		Ö		Ö
Norman R. Bobins	Ö	Ö
Charles R. Crisp		Ö		Ö
Brenda J. Gaines	Ö				Ö
Arthur E. Johnson**			Ö*	Ö	Ö
Wyck A. Knox, Jr.	Ö				Ö
Dennis M. Love	Ö		Ö		Ö*
Charles H. McTier	Ö				Ö
Dean R. O’Hare	Ö				Ö
Armando J. Olivera				Ö
John E. Rau			Ö	Ö	Ö
James A. Rubright		Ö	Ö	Ö*
John W. Somerhalder II			Ö	Ö
Bettina M. Whyte		Ö*	Ö	Ö
Henry C. Wolf	Ö*	Ö	Ö

*	Denotes committee chair.
**	Denotes Lead Director.

Audit Committee

The Audit Committee met eight times during 2011. The Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities. Among other things, the Audit Committee reviews (1) the integrity of our financial statements, including our internal control over financial reporting, (2) our compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function, and (5) the performance of the independent registered public accounting firm. Our chief financial officer, chief ethics and compliance officer, chief audit executive, chief accounting officer and controller, and representatives of our independent registered public accounting firm each provide a quarterly report to and meet in separate executive sessions with the Audit Committee each quarter.

The board of directors has determined that all members of the Audit Committee satisfy the enhanced independence standards applicable to all members of the Audit Committee under the independence requirements of the SEC, the New York Stock Exchange and the Company’s Standards for Determining Director Independence. The board also has determined that all members of the Audit Committee meet the financial literacy requirements of the New York Stock Exchange listing standards. The board has further determined that Henry C. Wolf, the Audit Committee Chair, is an “audit committee financial expert” within the meaning of SEC regulations. Information regarding Mr. Wolf’s qualification as an “audit committee financial expert” is included in his biographical information under the caption, “Proposal 1—Election of Directors.”

Additional information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the captions “Audit Committee Report” and “Proposal

2—Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2012.”

Compensation and Management Development Committee

The Compensation and Management Development Committee met seven times during 2011. All members of the Compensation and Management Development Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence. Among other things, the Compensation and Management Development Committee assists the board of directors in its efforts to achieve its goal of maximizing the long-term total return to shareholders by establishing policies by which officers, directors and employees are to be compensated in accordance with the board’s compensation philosophy and objectives and by overseeing management succession and executive development processes.

The board of directors delegated to the Compensation and Management Development Committee the following areas of responsibility that are more fully described in the Compensation and Management Development Committee’s charter: (1) evaluation of the chief executive officer, (2) succession and development planning for executive officers, (3) compensation of non-employee members of the board of directors, (4) compensation of the executive officers, including salary, short- and long-term incentives, and employment or severance arrangements, (5) establishment of performance objectives for executive officers under the Company’s short- and long-term incentive compensation plans and determination of the attainment of such performance objectives, and (6) oversight of benefit plans and administration of long-term incentive plans.

The Compensation and Management Development Committee has delegated to our chief executive officer the authority to grant equity awards to employees of the Company solely in connection with non-annual grants to employees other than executive officers. The Compensation and Management Development Committee has established narrowly defined, pre-approved parameters regarding the terms and conditions of grants under the delegated authority, including the eligible employee groups, the maximum number of shares subject to the delegation, the determination of the exercise price and other terms and conditions of the awards. The Compensation and Management Development Committee also adopted a stock option grant policy that provides additional terms and conditions for making grants. See “Compensation Discussion and Analysis—Grants of Long-Term Incentive Awards” for more detail concerning our stock option grant policy.

Our chief executive officer, based on the performance evaluations of the other executive officers, recommends to the Compensation and Management Development Committee compensation for those executive officers. The executive officers, including our chief executive officer, also provide recommendations to the Compensation and Management Development Committee from time to time related to compensation philosophy, program design, compliance, performance measures and competitive strategy.

The Compensation and Management Development Committee’s charter provides that the Compensation and Management Development Committee, in its sole discretion, has the authority to retain a compensation consultant. Accordingly, Frederic W. Cook & Co., Inc., or F.W. Cook, was retained directly by the Compensation and Management Development Committee to assist it in 2011. F.W. Cook’s role is to provide expertise and data as needed by the Compensation and Management Development Committee

pertaining to all aspects of executive and director compensation, including but not limited to advice and counsel as to the amount and form of executive and director compensation, and to advise the Compensation and Management Development Committee on emerging trends, best practices and regulatory practices.

Executive Committee

The Executive Committee did not meet during 2011. The Executive Committee may meet during intervals between board meetings and has the same authority as the full board of directors, subject to limitations imposed by law or our bylaws.

Finance and Risk Management Committee

The Finance and Risk Management Committee met four times during 2011. The Finance and Risk Management Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities. Among other things, the Finance and Risk Management Committee oversees (1) the management of our balance sheet including leverage, liquidity, funding sources, and related matters, (2) the annual capital budget and certain capital projects, (3) management’s assessments, actions, processes and procedures concerning our exposure to risks identified in the Finance and Risk Management Committee’s charter, and (4) any other matters that the board may delegate to the Finance and Risk Management Committee from time to time. Our chief risk officer provides a quarterly report to and meets in executive session with the Finance and Risk Management Committee at each regularly scheduled meeting.

Nominating, Governance and Corporate Responsibility Committee

The Nominating, Governance and Corporate Responsibility Committee met five times during 2011. All members of the Nominating,

Governance and Corporate Responsibility Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence. The Nominating, Governance and Corporate Responsibility Committee’s primary responsibilities include (1) identifying individuals qualified to serve on the board of directors and recommending director nominees for selection by the full board of directors or shareholders, (2) evaluating, formulating and recommending to the board of directors corporate governance policies, and (3) overseeing the Company’s position on corporate social and environmental responsibilities.

Nomination of Director Candidates. The board of directors is responsible for recommending director candidates for election by the shareholders and for electing directors to fill vacancies or newly created directorships. The board of directors has delegated the screening and evaluation process for director candidates to the Nominating, Governance and Corporate Responsibility Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the board of directors. Potential candidates for director may come to the attention of the Nominating, Governance and Corporate Responsibility Committee through current directors, management, professional search firms, shareholders or other persons.

If the Nominating, Governance and Corporate Responsibility Committee has either identified a prospective nominee or determined that an additional or replacement director is required, the Nominating, Governance and Corporate Responsibility Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, engagement of an outside firm to gather additional information and inquiry of persons with knowledge of the candidate’s qualifications and character. In its evaluation of director candidates, including the members of the board of directors eligible for reelection, the Nominating, Governance and Corporate Responsibility Committee considers the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board in view of the criteria for directors described in our Corporate Governance Guidelines, a copy of which is available on our web site at www.aglresources.com.

The Nominating, Governance and Corporate Responsibility Committee will consider director nominees proposed by shareholders. A shareholder may recommend a person for nomination for election to our board of directors by writing to our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569. Pursuant to our Corporate Governance Guidelines, each submission must include:

•	A brief biographical description of the candidate, including background and experience;

•	The candidate’s name, age, business address, and residence address;

•	The candidate’s principal occupation;

•	The following information about the shareholder making the recommendation:

•	the name and record address of such shareholder;

•	the number of shares of our common stock owned beneficially or of record by such shareholder;

•

a description of all arrangements or undertakings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such shareholder; and

•	The written consent of the candidate to being named as a nominee and to serve as a director if elected.

A shareholder’s recommendation for a candidate for nomination to be elected at the next annual meeting of shareholders must be received by our corporate secretary no later than 45 days prior to the end of the year preceding such annual meeting of shareholders. The Nominating, Governance and Corporate Responsibility Committee will evaluate these recommendations in the same manner as it evaluates all other nominees, using the criteria described in our Corporate Governance Guidelines.

The Nominating, Governance and Corporate Responsibility Committee periodically engages a third party search firm to identify possible director candidates for the Nominating, Governance and Corporate Responsibility Committee’s consideration based on skills and characteristics identified by the Nominating, Governance and Corporate Responsibility Committee and in light of gaps in board composition that the Nominating, Governance and Corporate Responsibility Committee may identify from time to time as the issues facing the board evolve. Such skills and characteristics desirable in the context of the then current make-up of the board of directors may include diversity, age, business or professional background, financial literacy and expertise, availability, commitment, independence and other relevant criteria.

Practices for Considering Diversity. The charter of the Nominating, Governance and Corporate Responsibility Committee provides that it shall review, at least annually, the appropriate skills and characteristics of members of the board of directors in the context of the then current make-up of the board. This assessment includes the following factors: diversity (including diversity of skills, background and experience); age; business or professional background; financial literacy and expertise; availability and commitment; independence; and other criteria that the Nominating, Governance and Corporate Responsibility Committee or the full board finds to be relevant. It is the practice of the Nominating, Governance and Corporate Responsibility Committee to consider these factors when screening and evaluating candidates for nomination to the board of directors.

Board and Committee Meetings

Members of the board are kept informed through reports routinely presented at board and committee meetings by our chief executive officer and other officers and through other means. During 2011, the board of directors held five meetings. Each director attended 75% or more of the aggregate of all meetings of the board and each committee on which he or she served.

Executive Sessions without Management

To promote open discussion among the non-management directors, the board of directors schedules regular executive sessions in which the non-management directors meet without management’s participation. Such sessions are scheduled to occur at every regularly scheduled board meeting. The presiding director at such executive sessions is the Lead Director and Chairman of the Executive Committee of the board of directors. During 2011, the board met in executive session five times.

Communications with Directors

Shareholders and other interested parties may communicate with our board of directors or, alternatively, with the presiding director of executive sessions of our non-management directors or with the non-management directors as a group via our Ethics and Compliance Helpline at (800) 350-1014 or at www.mycompliancereport.com. A copy of our

Procedures for Communicating with the Board of Directors of AGL Resources Inc. is available on our web site at www.aglresources.com and is available in print to any shareholder who requests it from our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569.

Ethics and Compliance Program

The board of directors is responsible for overseeing management’s implementation of the Company’s ethics and compliance program to ensure that our business is conducted in a consistently legal and ethical manner. As part of the ethics and compliance program, our Company has established, and the board of directors has approved, a code of conduct entitled “Commitment to Integrity and Ethics—Our Code of Conduct and Ethics.” Our Code of Conduct and Ethics governs the way we treat our customers and co-workers, guides our community interactions, and strengthens our commitment to excellence and integrity. The Code of Conduct and Ethics covers a wide range of professional conduct, including environmental, health and safety standards, employment policies, conflicts of interest, accuracy of records, fair dealing, insider trading and strict adherence to all laws and regulations applicable to the conduct of our business. Under the Code of Conduct and Ethics, employees are required to conduct the Company’s activities in an ethical and lawful manner and all employees are expected to report any situation where they believe our internal policies or external laws are being violated. Our Code of Conduct and Ethics applies to our directors, officers and all of our employees.

In addition, the board of directors has adopted a Code of Ethics for the Chief Executive Officer and the Senior Financial Officers, or our Officers Code of Ethics, designed to deter wrongdoing and promote the following: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in documents filed with or submitted to the SEC; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Officers Code of Ethics; and accountability for adherence to the Officers Code of Ethics.

Any waiver of the Code of Conduct and Ethics or Officers Code of Ethics for an executive officer or, where applicable, for a member of the board of directors, requires the approval of the board of directors or a duly authorized committee of the board and will be promptly disclosed on our website at www.aglresources.com. No waivers have been granted under the codes.

The board of directors also has adopted Guidelines on Significant Corporate Governance Issues, or our Corporate Governance Guidelines, that set forth guidelines for the operation of the board of directors and its committees. The board periodically reviews our governance practices and procedures, evaluating them against corporate governance best practices.

Our Code of Conduct and Ethics, our Officers Code of Ethics and our Corporate Governance Guidelines are available on our website at www.aglresources.com. They also are available to any shareholder upon request to our Corporate Secretary at AGL Resources Inc. at P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569.

SHARE OWNERSHIP

Directors and Executive Officers

The following table presents information as of December 31, 2011, concerning the beneficial ownership of AGL Resources common stock by each director and director nominee, by each executive officer named in the Summary Compensation Table under the caption “Executive Compensation—Compensation Paid to Named Executive Officers,” whom we refer to collectively as the “named executive officers,” and by all executive officers and directors as a group, based on information furnished by them to us.

Beneficial ownership as reported in the table below has been determined in accordance with SEC regulations and includes shares of common stock which may be acquired within 60 days after December 31, 2011, upon the exercise of outstanding stock options but excludes shares and share equivalents held under deferral plans which are disclosed in a separate column. See note (3) below. Unless otherwise indicated, all directors, director nominees and executive officers have sole voting and investment power with respect to the shares shown. As of December 31, 2011, no individual director, director nominee, named executive officer, or executive officers and directors as a group owned beneficially 1% or more of our common stock.

Name	Shares of Common Stock Beneficially Owned
	Owned Shares	Option Shares(1)	Shares and Share Equivalents Held Under Deferral Plans(2)	Total
Sandra N. Bane	1,000	0	9,201	10,201
Thomas D. Bell, Jr.	24,033	0	0	24,033
Norman R. Bobins(3)	4,132	0	0	4,132
Charles R. Crisp	7,926	0	12,360	20,286
Arthur E. Johnson	4,220	0	36,311	40,531
Brenda J. Gaines	3,087	0	0	3,087
Wyck A. Knox, Jr.	12,122	0	34,762	46,884
Dennis M. Love	16,296	7,173	35,725	59,194
Charles H. McTier	2,280	0	12,412	14,692
Dean R. O’Hare	14,139	0	789	14,928
Armando J. Olivera	1,875	0	0	1,875
John E. Rau	8,119	0	0	8,119
James A. Rubright	12,252	0	22,221	34,473
John W. Somerhalder II	146,244	362,133	28,936	537,313
Bettina M. Whyte	12,710	0	9,942	22,652
Henry C. Wolf	21,645	0	11,275	32,920
Andrew W. Evans	50,499	101,253	0	151,752
Henry P. Linginfelter	60,904	40,213	38	101,155
Paul R. Shlanta	37,357	36,793	0	74,150
Peter I. Tumminello	28,064	21,213	0	49,277
All executive officers and directors as a group (22 persons)(4)	518,153	628,638	213,972	1,360,763

(1)	For the non-employee directors, reflects the shares that may be acquired upon exercise of stock options granted under the 1996 Non-Employee Directors Equity Compensation Plan (which we refer to as the 1996 Directors Plan) and for the executive officers, reflects the shares that may be acquired upon exercise of stock options granted under the AGL Resources Inc. Omnibus Performance Incentive Plan, as Amended and Restated (which we refer to as the OPIP), the Long-Term Incentive Plan (1999) (which we refer to as the Long-Term Incentive Plan) and which was the predecessor plan to the OPIP, or under the Officer Incentive Plan.

(2)	Represents shares of common stock, common stock equivalents and accrued dividend credits held for non-employee directors under the 1998 Common Stock Equivalent Plan for Non-Employee Directors, which we refer to as the Common Stock Equivalent Plan, and, for the named executive officers, under the Nonqualified Savings Plan. The common stock equivalents track the performance of AGL Resources common stock and are payable in cash. The shares and share equivalents may not be voted or transferred by the participants.

(3)	Includes 502 shares held in a trust for which Mr. Bobins has sole voting and investment power with respect to the shares.

(4)	Includes 3,398 shares for which a member of the group who is not a named executive officer has shared voting and investment power.

Owners of More Than 5% of AGL Resources Common Stock

We are aware of the following shareholders who beneficially own more than 5% of AGL Resources common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Blackrock, Inc. 40 East 52nd Street New York, NY 10022	7,987,338(1)	6.84

The Vanguard Group, Inc 100 Vanguard Blvd. Malvern, PA 19355	6,273,722 (2)	5.37

Notes to Owners of More Than 5% Table

(1)	Based on Schedule 13G/A filed with the SEC on February 13, 2012, in which Blackrock, Inc. reported that it has sole voting power and sole dispositive power with respect to all 7,987,338 shares.

(2)	Based on Schedule 13G filed with the SEC on February 7, 2012, in which The Vanguard Group, Inc. reported that it has sole voting power of 160,936 of the total shares, sole dispositive power of 6,112,786 of the total shares and shared dispositive power of 160,936 of the total shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 160,936 shares or 0.13% of the common stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

DIRECTOR COMPENSATION

General

A director who is one of our employees receives no additional compensation for his or her services as a director or as a member of a committee of our board. A director who is not one of our employees (a non-employee director) receives compensation for his or her services as described in the following paragraphs. All directors are reimbursed for reasonable expenses incurred in connection with attendance at board and committee meetings.

Annual Retainer

Each non-employee director receives an annual retainer for service as a director on the first day of each annual service term. The amount and form of the annual retainer are fixed from time to time by resolution of the board. Effective December 9, 2011, the annual retainer was increased from $105,000 to $190,000, of which $95,000, or the Cash Portion, is payable in cash and $95,000, or the Equity Portion, is payable in shares of our common stock on the first day of each annual service term. Alternatively, a director may choose to receive his or her entire retainer (including the Cash Portion) in shares of our common stock, or to defer the retainer under the Common Stock Equivalent Plan. Prior to December 9, 2011 and during the 2011 service term, the annual retainer was $105,000, of which the Cash Portion was $35,000 and the Equity Portion was $70,000.

Amounts deferred under the Common Stock Equivalent Plan are invested in common stock equivalents that track the performance of our common stock and are credited with equivalents to dividend payments that are made on our common stock. Common stock equivalents may not be voted or transferred. At the end of a participating non-employee director’s board service, he or she receives a cash distribution based on the then-current market value of his or her common stock equivalents and dividend equivalents.

Committee Chair and Lead Director Retainer

Committee chairs receive an additional annual retainer on the first day of each annual service term. Effective December 9, 2011, all committee chair retainers were increased to $15,000, and the Lead Director will continue to receive $20,000 on the first day of each annual service term. Prior to December 9, 2011 and as of the first day of the 2011 service term, the Audit Committee chair received a $12,000 retainer; the Compensation and Management Development Committee chair received an $8,000 retainer; and all other committee chairs received a $6,000 retainer. The committee chair and Lead Director retainers are payable, at the election of each director, in cash or shares of our common stock, or they may be deferred under the Common Stock Equivalent Plan.

Discontinued Meeting Fees

Effective December 9, 2011, non-employee directors receive no additional compensation for attending meetings of the board or a committee of the board. Prior to December 9, 2011 and during the 2011 service term, each non-employee director received $2,000 for attendance in person or by telephone at each meeting of the board and any committee of the board of which he or she is a member.

Meeting fees were paid in cash or, at the election of a director, were deferred under the Common Stock Equivalent Plan, as noted above.

2011 Non-Employee Director Compensation Paid

As noted above, on the first day of the 2011 service term and prior to December 9, 2011, each non-employee director received compensation as follows:

•	an annual retainer of $105,000 that, upon the election of each director, was paid in cash (limited to $35,000), or in shares of our common stock or deferred under the Common Stock Equivalent Plan;

•	a committee chair or Lead Director retainer, if applicable, that was paid in cash or shares of common stock, or deferred under the Common Stock Equivalent Plan; and

•	$2,000 for attendance in person or by telephone at each meeting of the board and any committee of the board of which he or she is a member.

On December 9, 2011, each non-employee director received a pro-rata payment to reflect the increase in the annual retainer to $190,000.

The following table sets forth compensation earned and paid to or deferred by each non-employee director for service as a director during 2011.

2011 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)(3)(4)	Option Awards ($)(5)(6)	All Other Compensation ($)		Total ($)
Sandra N. Bane	$80,099	$70,000	$—	$—		$150,099
Thomas D. Bell, Jr.	70,099	70,009	—	—		140,108
Norman R. Bobins	—	74,325	—	—		74,325
Charles R. Crisp	67,000	103,258	—	—		170,258
Brenda J. Gaines	5,699	37,182	—	—		42,881
Arthur E. Johnson	94,639	70,000	—	—		164,639
Wyck A. Knox, Jr.	76,099	70,000	—	—		146,099
Dennis M. Love	5,000	176,815	—	—		181,815
Charles H. McTier	61,099	85,000	—	1,000	(7)	147,099
Dean R. O’Hare	72,099	70,009	—	—		142,108
Armando J. Olivera	—	74,325	—	—		74,325
John E. Rau	—	74,325	—	—		74,325
James A. Rubright	74,639	70,009	—	—		144,648
Bettina M. Whyte	38,550	128,411	—	—		166,961
Henry C. Wolf	5,000	184,450	—	—		189,450

(1)	Reflects the aggregate annual retainer, chair or Lead Director retainers and meeting fees paid, at the election of each director.

(2)

Reflects the aggregate grant date fair value of these stock awards, which include shares of our common stock and common stock equivalents, computed in accordance with FASB ASC Topic 718, the Financial Accounting Standards Board’s authoritative guidance related to stock compensation (“FASB ASC Topic 718”). The assumptions used in calculating these amounts are incorporated by reference to Note 7—“Stock-based and Other Incentive Compensation Plans and Agreements” to the financial statements in our annual report on Form 10-K filed with the SEC on February 22, 2012.

(3)	The following table presents the grant date fair value for each stock award, which includes shares of our common stock and common stock equivalents, made to each non-employee director during 2011.

	Type of Award (Common Stock or Common Stock Equivalent)	Grant Date Fair Value (in dollars)
Name		Date of Grant – 5/3/11	Date of Grant – 6/15/11	Date of Grant – 12/15/11	Date of Grant – 12/9/11	Total Grant Date Fair Value ($)
Sandra N. Bane	Common Stock Equivalent	$70,000	—	$—	$—	$70,000
Thomas D. Bell, Jr.	Common Stock	70,009	—	—	—	70,009
Norman R. Bobins	Common Stock	—	—	—	74,325	74,325
Charles R. Crisp	Common Stock Equivalent	70,000	—	—	—	70,000
	Common Stock	—	—	—	33,258	33,258
Brenda J. Gaines	Common Stock	—	—	—	37,182	37,182
Arthur E. Johnson	Common Stock Equivalent	70,000	—	—	—	70,000
Wyck A. Knox, Jr.	Common Stock Equivalent	70,000	—	—	—	70,000
Dennis M. Love	Common Stock Equivalent	—	14,000	20,000	—	34,000
	Common Stock	106,029	—	—	36,786	142,815
Charles H. McTier	Common Stock Equivalent	85,000	—	—	—	85,000
Dean R. O’Hare	Common Stock	70,009	—	—	—	70,009
Armando J. Olivera	Common Stock	—	—	—	74,325	74,325
John E. Rau	Common Stock	—	—	—	74,325	74,325
James A. Rubright	Common Stock	70,009	—	—	—	70,009
Bettina M. Whyte	Common Stock Equivalent	60,737	—	—	—	60,737
	Common Stock	51,025	—	—	16,649	67,674
Henry C. Wolf	Common Stock Equivalent	13,173	14,000	24,000	—	51,173
	Common Stock	100,019	—	—	33,258	133,277

(4)	The aggregate number of stock awards, which includes shares of our common stock and common stock equivalents, outstanding at December 31, 2011, for each of the non-employee directors was as follows:

Name	Shares Outstanding (#)	Common Stock Equivalents Outstanding (#)(a)	Total Stock Awards Outstanding (#)(a)
Sandra N. Bane	1,000	9,201	10,201
Thomas D. Bell, Jr.	20,573	—	20,573
Norman R. Bobins	1,875	—	1,875
Charles R. Crisp	7,926	12,360	20,286
Brenda J. Gaines	938		938
Arthur E. Johnson	1,061	36,311	37,372
Wyck A. Knox, Jr.	1,015	34,762	35,777
Dennis M. Love	13,153	35,725	48,878
Charles H. McTier	1,000	12,412	13,412
Dean R. O’Hare	12,139	789	12,928
Armando J. Olivera	1,875	—	1,875
John E. Rau	1,875	—	1,875
James A. Rubright	10,782	22,221	33,003
Bettina M. Whyte	11,896	9,942	21,838
Henry C. Wolf	21,645	11,275	32,920

(a)	Includes dividend equivalents.

(5)	Stock options previously were granted to non-employee directors as part of a non-employee director’s annual retainer for services as a director. Stock options granted to non-employee directors were 100% vested as of the date of grant. During 2011, the Company did not grant any stock options to non-employee directors. Accordingly, in 2011, the Company did not recognize any dollar amount for financial reporting purposes relating to stock options.

(6)	The number of stock options outstanding at December 31, 2011, for each of the non-employee directors who held options as of such date was as follows:

Name	Number of Securities Underlying Outstanding Options
Dennis M. Love	7,173

(7)	Represents matching amount contributed to Emory University on behalf of Mr. McTier under the Company’s Educational Matching Gift Program.

Share Ownership and Holding Period Requirements for Non-Employee Directors

In order to serve on our board, directors are required to own shares of our common stock. Our share ownership guidelines for non-employee directors require that non-employee directors own shares of our common stock having a value of at least $475,000, which represents five times the value of the Equity Portion of the annual retainer. Each director has five years from the date of his or her initial election to meet the share ownership requirement. Common stock equivalents and shares issuable upon the exercise of vested stock options are included in the determination of the ownership guideline amount. We believe that the equity component of non-employee director compensation serves to further align the interests of the non-employee directors with the interests of our shareholders.

Under the terms of the Amended and Restated 2006 Non-Employee Directors Equity Compensation Plan (which we refer to as the 2006 Directors Plan), non-employee directors are required to hold shares awarded under such plan until the earlier of (i) five years from the date of the initial stock award or subsequent stock grant; (ii) termination of the non-employee director’s service; or (iii) a change in control of the Company. Shares subject to the holding period include all shares issued in connection with the initial stock award under the plan and all shares issued under the plan in payment of all or part of a director’s annual retainer.

PROPOSAL 1—ELECTION OF DIRECTORS

GENERAL

The board of directors presently consists of sixteen members, fifteen of whom are non-employee directors. The board was divided into three classes of approximately equal size, with the directors in each class serving a three-year term. The terms were staggered so that the term of one class expired at each annual meeting. However, at the 2009 annual meeting, shareholders approved our proposal to eliminate the classification of the board of directors and, as a result, directors were to be elected for one-year terms beginning with the 2010 annual meeting of shareholders. At the 2012 annual meeting, all sixteen directors will stand for re-election.

Vote Requirements for Election

Our bylaws provide that directors are elected by a plurality of the votes cast by shareholders at a meeting at which a quorum is present. Our bylaws, while not changing the requirement for a plurality vote in the election of directors, require additionally that any director nominee in an uncontested election who does not receive the affirmative vote of a majority of the votes cast (including votes to withhold authority) with respect to that director’s election must promptly tender his or her resignation to the board following certification of the shareholder vote. The requirement that a director tender his or her resignation if he or she does not receive a majority of the votes cast does not apply in the case of a contested election where the number of nominees exceeds the number of directors to be elected.

Following such a tender of resignation, the Nominating, Governance and Corporate Responsibility Committee, excluding any director tendering his or her resignation if he or she is a member of the Nominating, Governance and Corporate Responsibility

Committee, will make a recommendation to the board as to whether to accept or reject the resignation or whether other action should be taken. The board will then act on the Nominating, Governance and Corporate Responsibility Committee’s recommendation and publicly disclose its decision and rationale within 90 days after the date of the certification of the election results. The director who tenders his or her resignation will not participate in the board’s decision. If the director’s resignation is not accepted by the board, the director shall continue to serve until his or her successor is duly elected or until his or her earlier death, resignation or removal. If the director’s resignation is accepted by the board of directors, any resulting vacancy may be filled as provided in the bylaws or the board of directors may decrease the size of the board.

If a majority of the Nominating, Governance and Corporate Responsibility Committee does not receive a majority of the votes cast in their respective elections, then the independent members of the board who did not fail to receive a majority of the votes cast will appoint a committee from among themselves to consider the resignation offers and recommend to the board whether to accept them. If the only directors who did not fail to receive a majority of the votes cast constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Board Member and Nominee Qualifications

The experience, qualifications, attributes and skills that our board of directors considered in concluding that each of the current members of the board of directors and each of the nominees for election at the 2012 annual meeting should serve as a director include:

(1) geographic representation (representative of our service territories); (2) diversity of professional skills and experience; (3) diversity of age, gender and race; (4) energy industry experience; and (5) community relations within our service territories.

When an incumbent director is up for re-election, the Nominating, Governance and Corporate Responsibility Committee reviews the performance, skills and characteristics of such incumbent director before making a determination to recommend that the full board nominate him or her for re-election.

A description of the specific experience, qualifications, attributes and skills that led our board of directors to conclude that each of the continuing members of the board of directors and each of the nominees should serve as a director follows the biographical information of each director and nominee below.

The board of directors, based on the recommendation of its Nominating, Governance and Corporate Responsibility Committee, has nominated Sandra N. Bane, Thomas D. Bell, Jr., Norman R. Bobins,

Charles R. Crisp, Brenda J. Gaines, Arthur E. Johnson, Wyck A. Knox, Jr., Dennis M. Love, Charles H. McTier, Dean R. O’Hare, Armando J. Olivera, John E. Rau, James A. Rubright, John W. Somerhalder II, Bettina M. Whyte and Henry C. Wolf for election as directors at the annual meeting. All of the nominees are current directors of the Company. If elected, each of the nominees will hold office for a one-year term expiring at the annual meeting of shareholders in 2013. Each of the nominees has agreed to serve as a director if elected by the shareholders.

If any nominee becomes unable to stand for election, the board may:

•

designate a substitute nominee, in which case the proxies or Retirement Savings Plus Plan trustee, as applicable, will vote all valid proxies for the election of the substitute nominee named by the board;

•	allow the vacancy to remain open until a suitable candidate is located; or

•	reduce the authorized number of directors accordingly.

Nominees For Election

Sandra N. Bane, audit partner with KPMG LLP from 1985 until her retirement in 1998; head of the Western Region’s Merchandising practice at KPMG LLP and partner in charge of the region’s Human Resources department for two years; accountant with increasing responsibilities at KPMG LLP from 1975 until 1996; currently a director of Big 5 Sporting Goods Corporation and Transamerica Asset Management Group, a mutual fund company; and formerly a director of PETCO Animal Supplies, Inc. Ms. Bane, 59, has been a director of AGL Resources since February 2008.

Ms. Bane brings many years of experience as an audit partner at KPMG with extensive financial accounting knowledge that is critical to our board of directors. Ms. Bane’s experience with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public companies from an independent auditor’s perspective and as a board member and audit committee member of other public companies makes her an invaluable asset to our board of directors.

Thomas D. Bell, Jr., Chairman of SecurAmerica LLC, a provider of premium contract security services, since January 2010 and vice chairman of and partner in Goddard Investment Group LLC, a commercial real estate investment firm, since January 2010; former Chairman and Chief Executive Officer of Cousins Properties Incorporated, a fully integrated real estate investment trust, from December 2006 until July 2009; President and Chief Executive Officer of Cousins Properties Incorporated from January 2002 until December 2006; real estate consultant to Credit Suisse First Boston from August 2001 until January 2002; special limited partner at Forstmann Little from January 2001 until July 2001; Chairman and Chief Executive Officer of Young & Rubicam, Inc. from January 2000 until November 2000; President and Chief Operating Officer of Young & Rubicam, Inc. from September 1999 until January 2000; Chairman and Chief Executive Officer of Young & Rubicam Advertising from March 1998 until August 1999; currently a director of Regal Entertainment Group, Norfolk Southern Corporation and the US Chamber of Commerce; and formerly a director of Cousins Properties Incorporated, Credit Suisse First Boston, Credit Suisse Group and Lincoln Financial Group. Mr. Bell, 62, has been a director of AGL Resources since July 2004. Mr. Bell previously served as a director of AGL Resources from July 2003 until April 2004.

Mr. Bell’s extensive experience as a chief executive officer and chief operating officer of public companies demonstrates his leadership capability and business acumen. His experience with complex financial and operational issues in the real estate industry, which is heavily impacted by the current economic downturn, along with his service on the board of directors of a variety of public companies, including such companies’ audit and compensation committees, brings valuable financial, operational and strategic expertise to our board of directors.

Norman R. Bobins, President and Chief Executive Officer of Norman Bobins Consulting LLC, an independent consulting firm, since 2008 and Chairman of The PrivateBank - Chicago since 2008; President and Chief Executive Officer of ABN AMRO North America from 2006 to 2007; Senior Executive Vice President of ABN AMRO Bank N.V. from 2002 to 2007; President and Chief Executive Officer of LaSalle Bank Corporation from 2003 to 2007; Chairman, President and Chief Executive Officer of LaSalle Bank from 2000 to 2007; and President of LaSalle Bank Midwest from 2005 to 2007; and currently a director of AAR Corp.; PrivateBancorp, Inc.; and SIMS Metal Management. Mr. Bobins, age 69, has been a director of AGL Resources since December 2011 and was a director of Nicor Inc. from 2007 to 2011.

Mr. Bobins has held several senior executive positions at various banking institutions, including LaSalle Bank Corporation, which was one of the largest bank holding companies in the Midwest, and where Mr. Bobins served as chairman, chief executive officer and president. Mr. Bobins has extensive knowledge of and experience in banking and finance, and his prominent position in the Midwestern business community, qualify him to serve on our board of directors. We also benefit from Mr. Bobins’ extensive experience in leadership roles with numerous business, civic and philanthropic organizations in the Chicagoland area, which helps provide our Company with important business insights and access to other business leaders.

Charles R. Crisp, former President and Chief Executive Officer of Coral Energy, LLC, a subsidiary of Shell Oil Company, which provided energy-related products and services associated with wholesale natural gas and power marketing and trading, from 1999 until his retirement in October 2000; President and Chief Operating Officer of Coral Energy, LLC from 1998 until 1999; joined Houston Industries in 1996 and served as President of its domestic power generation group until 1998; served as President, Chief Operating Officer and a director of Tejas Gas Corporation from 1988 until 1996; joined Houston Pipe Line Co. in 1985 where he served as a Vice President, Executive Vice President and President until 1988; served as Executive Vice President of Perry Gas Companies Inc. from 1982 until 1985; began his career in the energy industry in 1969 with Conoco Inc. where he held various engineering, operations and management positions at Conoco Inc. from 1969 until 1982; and a director of EOG Resources Inc., IntercontinentalExchange, Inc. and Targa Resources Corp. Mr. Crisp, 64, has been a director of AGL Resources since April 2003.

Mr. Crisp’s extensive energy experience is critical to our board of directors. Mr. Crisp’s vast understanding of many aspects of our industry and his experience serving on the board of directors of three other public companies in the energy industry is invaluable. In addition, Mr. Crisp’s leadership and business experience and deep knowledge of various sectors of the energy industry provide our board of directors with crucial insight.

Brenda J. Gaines, former Chief Executive Officer of Diners Club North America, a division of Citigroup, a charge and credit card services company, from 2002 until her retirement in 2004; President of Diners Club North America from 1999 to 2004; Executive Vice President -Corporate Card Sales of Diners Club North America from 1994 to 1999; previously a director of CNA Financial Corporation; and currently a director of Federal National Mortgage Association (Fannie Mae); Office Depot, Inc.; and Tenet Healthcare Corporation. Ms. Gaines, age 62, has been a director of AGL Resources since December 2011 and was a director of Nicor Inc. from 2006 to December 2011.

Ms. Gaines has more than 25 years of experience working in the corporate and government arenas. She served as the deputy chief of staff and commissioner of housing for the City of Chicago. She has substantial training in corporate governance and has served as a speaker and panel member in various Risk Metrics certified courses on corporate governance, particularly those focusing on audit committees. As senior vice president, president and chief executive officer of Diners Club North America, Ms. Gaines led the activities for the North American franchise of the $29 billion Diners Club International network.

Ms. Gaines’ business leadership skills, marketing knowledge, and her experience in government service and on the boards of directors of other companies qualify Ms. Gaines to serve on our board of directors. In addition, Ms. Gaines’ corporate governance training and experience provides our board of directors with valuable insight and expertise.

Arthur E. Johnson, Lead Director of our board of directors since April 2009; former Senior Vice President, Corporate Strategic Development, of Lockheed Martin Corporation, an advanced technology company engaged in research, design, development, manufacture and integration of advanced technology systems, from 1999 until March 2009; Vice President, Corporate Strategic Development, of Lockheed Martin Corporation from 1999 until 2001; President and Chief Operating Officer of Lockheed Martin Corporation Information and Services Sector from 1997 until 1999; President of Lockheed Martin Corporation Systems Integration Group from January 1997 until August 1997; President of Loral Corporation Federal Systems Group from 1994 until 1996; currently a director of Booz Allen Hamilton Inc., Eaton Corporation and an independent trustee of Fidelity Investments; and formerly a director of Delta Air Lines Inc. and IKON Office Solutions Corporation. Mr. Johnson, 65, has been a director of AGL Resources since February 2002.

Mr. Johnson brings many years of experience in senior management with significant responsibilities in the areas of large company management and operations, business strategy development, and strategic partnerships, which provide valuable insight to our board of directors. As we continue to evaluate growth opportunities, Mr. Johnson’s strategic planning insights have proven to be significantly beneficial to our board of directors. He also possesses extensive experience in the area of information services and technology that is extremely valuable to our board of directors. In addition, Mr. Johnson’s service on the board of directors of other public companies brings valuable experience and insight to our board of directors.

Wyck A. Knox, Jr., retired partner in, and former Chairman of the Executive Committee (for four years) of, the law firm of Kilpatrick Stockton LLP, now Kilpatrick Townsend & Stockton, LLP, or a predecessor firm, from 1976 until his retirement in 2007; and Chairman and Chief Executive Officer of Knox Rivers Construction Company from 1976 until 1995. Mr. Knox, 71, has been a director of AGL Resources since November 1998.

With over forty-six years of legal experience and deep-rooted affiliations with a diverse array of business, political and philanthropic organizations in Georgia, Mr. Knox brings immense insight to the board of directors from the perspective of one of our largest service territories.

Dennis M. Love, President and Chief Executive Officer of Printpack Inc., which manufactures flexible and rigid packaging materials used primarily for consumer products, since 1987; currently a director of Oxford Industries, Inc.; and formerly a director of Caraustar Industries, Inc. Mr. Love, 56, has been a director of AGL Resources since October 1999.

Mr. Love’s more than twenty years of experience as a chief executive officer brings key senior management and operational experience to our board of directors. Mr. Love’s successful management and growth of his family-owned business, to include international operations, demonstrate his business strategy and acumen. His service on the nominating, compensation and governance committee of the board of directors of Oxford Industries also provides valuable insight on public company governance and compensation practices.

Charles H. “Pete” McTier, Trustee and former President of the Robert W. Woodruff Foundation, the Joseph B. Whitehead Foundation, the Lettie Pate Evans Foundation and the Lettie Pate Whitehead Foundation, which are all based in Atlanta and make up one of the largest foundation groups in the Southeast, from 1988 until his retirement in 2006; Vice President, Secretary and Treasurer of the foundations from 1987 until 1988; Secretary and Treasurer of the foundations from 1977 until 1987; Secretary of the foundations from 1971 until 1977; prior to that, several administrative positions at Emory University; and currently a director of Coca-Cola FEMSA, S.A. de C.V. and an advisory board member of SunTrust Bank Atlanta. Mr. McTier, 73, has been a director of AGL Resources since November 2006.

With over thirty-five years of professional service in the philanthropic arena and over twenty years as the leader of one of the largest charitable foundations in the Southeast, Mr. McTier provides a valuable link to our community. His many years of philanthropic experience, locally and nationally, and his experience serving on the board of directors of an internationally operated company, also provide an important perspective that is vital to our board of directors.

Dean R. O’Hare, former Chairman and Chief Executive Officer of The Chubb Corporation, a multi-billion dollar organization providing property and casualty insurance for personal and commercial customers worldwide, from 1988 until his retirement in November 2002; President of The Chubb Corporation from 1986 until 1988; Chief Financial Officer of The Chubb Corporation from 1980 until 1986; various other positions with increasing responsibility at The Chubb Corporation until being named officer from 1963 until 1972; and currently a director of Fluor Corporation and HJ Heinz Company. Mr. O’Hare, 69, has been a director of AGL Resources since August 2005.

As the former chief executive officer and chief financial officer of a Fortune 500 company with over thirty years of global business experience, Mr. O’Hare is a valuable member of our board of directors. Mr. O’Hare brings significant large public company operational, financial and corporate governance experience to our board of directors and his experience and relationships in one of our largest service territories, along with his service on the audit committee and as chairman of the governance committee of the board of directors of Fluor Corporation and as chairman of the audit committee of the board of directors of HJ Heinz Company, provides key insight to our board of directors. Mr. O’Hare’s extensive experience with the Chubb Corporation also brings valuable risk management experience to our board of directors.

Armando J. Olivera, President and Chief Executive Officer, Florida Power & Light Company (“FP&L”), an electric utility services company, since June 2003; various other positions with increasing responsibility at FP&L from 1972 to 2003; and currently a director of FP&L. Mr. Olivera plans to retire in May 2012 after observing his 40th anniversary with Florida Power & Light Company. Mr. Olivera, age 62, has been a director of AGL Resources Inc. since December 2011 and was a director of Nicor Inc. from 2008 to December 2011.

Mr. Olivera is a 40-year veteran of the Florida Power and Light Company (FP&L), a large electric utility with over $10 billion in annual revenue. Throughout his career at FP&L, he has served in several senior executive positions, including his current title of president and chief executive officer of the company.

Mr. Olivera’s experience in and understanding of utility regulation, operations and finance as well as his strong business leadership skills qualify him to serve on our board of directors. He has served in a leadership role on a number of electric utility industry groups including chairman of the Florida Reliability Council, chairman of the Association of Edison Illuminating Companies, and president of the Southeastern Electric Exchange. He also has served in a number of community and educational organizations. He is currently a director of Enterprise Florida, an economic development organization, and a trustee of Cornell University.

John E. Rau, President and Chief Executive Officer of Miami Corporation, a private asset management firm, since December 2002; Chairman Chicago Title and Trust Company Foundation, a charitable foundation, since March 2000; President and Chief Executive Officer of Chicago Title Corporation, a financial services corporation, from January 1997 to March 2000; previously a director of BorgWarner Inc. and Wm. Wrigley Jr. Company; and currently a director of First Industrial Realty Trust, Inc. and BMO Financial Corp./BMO Harris Bank, N.A. Mr. Rau, age 63, has been a director of AGL Resources since December 2011 and was a director of Nicor Inc. from 1998 to December 2011 and Nicor Inc.’s lead director from 2006 to 2011.

Mr. Rau is the chief executive officer of Miami Corporation, a private investment management concern. He has served as chief executive officer at two major public companies and dean of Indiana University’s Kelley School of Business. Mr. Rau also has served in leadership roles at numerous business, civic and philanthropic organizations. He has authored several dozen nationally published essays and reviews and a book on the characteristics of successful chief executive officers.

Mr. Rau’s strong leadership skills, his service on other boards of directors and his extensive knowledge of banking, finance, economics and real estate qualify him to serve on our board of directors. Mr. Rau’s prominent position in the Midwestern business community helps provide our Company with a wide variety of business insights and access to other business leaders.

James A. Rubright, Chairman and Chief Executive Officer of RockTenn Company, an integrated paperboard and packaging company, since 1999; Executive Vice President of Sonat, Inc., an energy company, from 1994 until 1999; currently a director of RockTenn Company and Forestar Group, Inc.; and formerly a director of Avondale, Inc. and Oxford Industries, Inc. Mr. Rubright, 65, has been a director of AGL Resources since August 2001.

Mr. Rubright’s experience on the board of directors of a variety of public companies along with his proven success as the chief executive officer of a large public company demonstrates his leadership capability and extensive knowledge of complex financial and operational issues that public companies face. In addition, his experience as a senior executive of a Fortune 500 company brings vital senior management experience and business acumen to our board of directors. Mr. Rubright’s extensive experience in the natural gas industry provides valuable insight to our board of directors. Mr. Rubright’s unique background brings a deep understanding of operations and strategy with an added layer of risk management experience that is an important aspect of the make up of our board of directors.

John W. Somerhalder II, our Chairman since October 2007 and our President and Chief Executive Officer since March 2006; Executive Vice President of El Paso Corporation, a natural gas and related energy products provider and owner of North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers, from 2000 until May 2005, where he continued service under a professional services agreement from May 2005 until March 2006; President, El Paso Pipeline Group from 2001 until 2005; President of Tennessee Gas Pipeline Company, an El Paso company from 1996 until 1999; President of El Paso Energy Resources Company from April 1996 until December 1996; Senior Vice President, Operations and Engineering, El Paso Natural Gas Company from 1992 until 1996; Vice President, Engineering, El Paso Natural Gas Company from 1986 until 1990; from

1977 until 1990, various other positions with increasing responsibility at El Paso Corporation and its subsidiaries until being named an officer in 1990; and currently a director of AGL Resources Inc., Quicksilver Gas Services GP LLC and Crestwood Gas Services GP LLC. Mr. Somerhalder, 56, has been a director of AGL Resources since March 2006.

With over 30 years of energy industry experience at almost every level of a large public company, Mr. Somerhalder is well positioned to lead our management team and provide essential insight and guidance to the board of directors from an inside perspective of the day-to-day operations of the Company, along with experience and comprehensive knowledge of the natural gas industry.

Bettina M. Whyte, Managing Director and Senior Advisor, Alvarez & Marsal Holdings, LLC, a leading independent global professional services firm, since January 2011; Chairman of the Advisory Board of Bridge Associates, LLC, a leading turnaround, crisis and interim management firm, from October 2007 until December 2010; Managing Director and Head of the Special Situations Group of MBIA Insurance Corporation, a world leader in credit enhancement services and a global provider of fixed-income asset management services, from March 2006 until October 2007; Managing Director of AlixPartners, LLC, a business turnaround management and financial advisory firm, from April 1997 until March 2006; Partner and National Director of Business Turnaround Services, Pricewaterhouse LLP from 1990 until 1997; and currently a director of Amerisure Companies, RockTenn Company and Annie’s, Inc. Ms. Whyte, 62, has been a director of AGL Resources since October 2004.

Ms. Whyte has vast experience in the financial and operational restructuring of complex businesses, and her service as interim chief executive officer, chief operating officer and chief restructuring officer of numerous troubled public and private companies is essential to our board of directors. Her experience on the board of directors of other public companies, and her insight on financial and operational issues, add value to our board of directors at all times, but especially during this current period when all companies are dealing with the strained conditions of our economy.

Henry C. Wolf, former Vice Chairman and Chief Financial Officer of Norfolk Southern Corporation, a holding company that controls a major freight railroad and owns a natural resources company and telecommunications company, from 1998 until his retirement in 2007; Executive Vice President Finance of Norfolk Southern Corporation from 1993 until 1998; Vice President-Taxes of Norfolk Southern Corporation from 1991 until 1993; various other positions with increasing responsibility at Norfolk Southern Corporation in the finance division from 1973 until 1991; and currently a director of Hertz Global Holdings, Inc., M*Modal Inc. and Colonial Williamsburg Co., as well as, a trustee of Colonial Williamsburg Foundation. Mr. Wolf, 69, has been a director of AGL Resources since April 2004.

Mr. Wolf’s unique professional background of over forty years of experience with legal, financial, tax and accounting matters along with his demonstrated executive level management skills make him an important advisor. His skills are a vital asset to our board of directors at a time when accurate and transparent accounting, a sound financial footing and exemplary governance practices are essential. In addition, his background in strategic planning and experience with mergers and acquisitions in a regulated environment represent an important resource for the Company.

Under our Guidelines on Significant Corporate Governance Issues, each member of the board of directors is required to attend the annual meeting of shareholders unless unavoidable circumstances preclude attendance. All of our then current directors attended our 2011 annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF

THE ABOVE NOMINEES.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors is composed of eight directors, each of whom is an independent director, as defined under the listing standards of the New York Stock Exchange and the Company’s Standards for Determining Director Independence. The Audit Committee operates under a written charter adopted by the board of directors, a copy of which is available on the Company’s web site at www.aglresources.com.

The Audit Committee reviews the Company’s financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Company’s Annual Report on Form 10-K for 2011 with management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed by Public Company Accounting Oversight Board Statement on Auditing Standards No. 61, as amended, regarding PricewaterhouseCooper’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting. In addition, the Audit Committee has discussed with PricewaterhouseCoopers its independence from the Company and from Company management, including the matters in the written disclosures and the letter provided to the Audit Committee by PricewaterhouseCoopers as required by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has concluded that PricewaterhouseCoopers is independent from the Company and its management.

Based on the reviews and discussions referred to above, the Audit Committee recommended that the board of directors approve the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for 2011 for filing with the SEC.

Henry C. Wolf (Chair)

Sandra N. Bane

Norman R. Bobins

Brenda J. Gaines

Wyck A. Knox, Jr.

Dennis M. Love

Charles H. McTier

Dean R. O’Hare

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP served as our independent registered public accounting firm and audited our annual financial statements for the fiscal year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011.

PricewaterhouseCoopers has served as our principal independent registered public accounting firm since 2003.

The Audit Committee has appointed PricewaterhouseCoopers to be our independent registered public accounting firm for the fiscal year ending December 31, 2012. The shareholders are asked to ratify this appointment at the annual meeting. In the event shareholders do not ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for 2012, the Audit Committee will review its future selection of our independent registered public accounting firm.

Representatives of PricewaterhouseCoopers will attend the annual meeting and will have the opportunity to make a statement if they so desire. They will also be available to answer appropriate questions.

Audit and Non-Audit Fees

The following table summarizes certain fees billed by PricewaterhouseCoopers for 2011 and 2010:

Fee Category:	2011	2010
Audit fees	$2,456,617	$1,594,289
Audit-related fees	267,800	290,530
Tax fees	87,346	36,977
All other fees	0	8,000

Total fees	$2,811,763	$1,929,796

Set forth below is a description of the nature of the services that PricewaterhouseCoopers provided to us in exchange for such fees.

Audit Fees

Represents fees PricewaterhouseCoopers billed us for the audit of our annual financial statements and the review of our quarterly financial statements and for services normally provided in connection with statutory and regulatory filings. These fees include fees incurred in meeting the internal control over financial reporting compliance requirements of Section 404 of the Sarbanes-Oxley Act of

2002, as well as audit fees for Northern Illinois Gas Company, a separate registrant doing business as Nicor Gas Company, SouthStar Energy Services LLC, a joint venture currently owned 85% by our subsidiary, Georgia Natural Gas Company, and 15% by Piedmont Natural Gas Company Inc. and audits of several subsidiaries acquired through our merger with Nicor Inc. on December 9, 2011.

Audit-Related Fees

Represents fees PricewaterhouseCoopers billed us for audit and review-related services, including services relating to the issuance of a SSAE 16 review report on internal controls associated with Atlanta Gas Light Company’s customer information system, prepared for certificated retail marketers of natural gas in Georgia, potential business acquisitions and dispositions, the audit of employee benefit plan financial statements, and compliance with rules and regulations applicable to accounting matters related to our merger with Nicor Inc.

Tax Fees

Represents fees PricewaterhouseCoopers billed us for tax compliance, planning and advisory services.

All Other Fees

Represents fees billed to us by a subsidiary of PricewaterhouseCoopers for external human resources benchmarking data provided to our human resources department in 2010.

The $881,967, or 46%, increase in total fees from 2010 to 2011 primarily reflects the additional fees incurred as a result of our merger with Nicor Inc.

The Audit Committee pre-approved all of the above audit, audit-related, tax and other fees of PricewaterhouseCoopers, as required by the pre-approval policy described below.

Audit Committee Audit and Non-Audit Services Approval Policy

Consistent with rules and regulations pursuant to the Sarbanes-Oxley Act of 2002 regarding registered public accounting firm independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the

Company’s independent registered public accounting firm. In recognition of this responsibility, the Audit Committee adopted a policy that requires specific Audit Committee approval before any services are provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits to the Audit Committee for approval a summary of services expected to be rendered during that year and an estimate of the related fees for (1) audit services, (2) audit-related services, (3) tax services, and (4) all other services. The Audit Committee pre-approves these services by category of service and budget amount. The services and fees must be deemed compatible with the maintenance of the independent registered public accounting firm’s independence. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires that management obtain specific approval from the Audit Committee before engaging the independent registered public accounting firm.

The Audit Committee may delegate approval authority to one or more of its members. The member to whom such authority is delegated must present for ratification any approval decisions to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Management Development Committee of the board of directors is composed of seven directors, each of whom is an independent director, as defined under the listing standards of the New York Stock Exchange and the Company’s Standards for Determining Director Independence. The Compensation and Management Development Committee operates under a written charter adopted by the board of directors, a copy of which is available on the Company’s web site at www.aglresources.com.

The Compensation and Management Development Committee has reviewed and discussed with management the “Compensation Discussion and Analysis,” or CD&A, section of this proxy statement required by Item 402(b) of Regulation S-K promulgated by the SEC. Based on the Committee’s review and discussions with management, the Committee recommended to the board of directors that the CD&A be included in the Company’s 2011 annual report on Form 10-K and in this proxy statement.

Bettina M. Whyte (Chair)

Sandra N. Bane

Thomas D. Bell, Jr.

Norman R. Bobins

Charles R. Crisp

James A. Rubright

Henry C. Wolf

The information contained in the Compensation and Management Development Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

The following directors served on the Compensation and Management Development Committee at December 31, 2011: Sandra N. Bane, Thomas D. Bell, Jr., Norman R. Bobins, Charles R. Crisp, James A. Rubright, Bettina M. Whyte (Chair) and Henry C. Wolf. None of such persons was, during 2011 or previously, an officer or employee of AGL Resources or any of its subsidiaries and each such person was an independent director as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence.

COMPENSATION DISCUSSION AND ANALYSIS

The following section is a discussion and analysis of our compensation objectives and policies, the elements of our compensation program, and the material factors considered in setting the compensation for our named executive officers listed below:

•	John W. Somerhalder II, our chairman of the board, president and chief executive officer;

•	Andrew W. Evans, our executive vice president and chief financial officer;

•	Henry P. Linginfelter, our executive vice president, distribution operations;

•	Paul R. Shlanta, our executive vice president, general counsel, and chief ethics and compliance officer; and

•	Peter I. Tumminello, our executive vice president, wholesale services and president of Sequent Energy Management (Sequent).

Executive Summary

The following is a brief overview of the information provided in this section.

General

•	The goal of our compensation program is to attract, retain, motivate and reward talented executives and to align their interests with those of our shareholders and our long-term financial health.

•	Our objective is to be competitive with our total direct compensation (base salary, annual incentive and long-term incentives), using industry data to benchmark compensation to comparable peer groups.

•	Compensation for our executives includes:

•	base salary;

•	annual incentive awards that are paid in cash based upon achievement of a corporate Plan EPS goal, business unit goals, and individual goals;

•	equity in the form of performance-based restricted stock units and performance share units; and

•	benefits that include the same group health and welfare benefit programs and tax-qualified retirement plans available to all of our employees, as well as non-qualified restoration retirement plans.

•

Each of our executives has a “continuity agreement” that provides severance pay if the executive’s employment is terminated in certain circumstances in connection with a change in control of the Company. The agreements have a “double-trigger,” which means that severance benefits are not provided unless both (i) a change in control occurs and (ii) the executive incurs an involuntary termination within a designated period related to the change in control.

•	Reimbursement for financial planning, including mandatory tax return preparation, is the only perquisite that we offer to our executives.

2011 Business Developments

•

During 2011, we closed our merger with Nicor Inc., an Illinois-based natural gas utility. We achieved regulatory approval of the transaction within 11 months, and throughout the year made significant progress toward full-scale integration of the two companies. We also took strategic advantage of the historically-low interest rate environment to finance the transaction at long-term debt rates that are favorable to our original expectations. The transaction supports our goal to pursue strategic growth opportunities that we expect to create significant long-

term value for our shareholders. The merger created an S&P 500 company that is the largest pure natural gas distribution company in the United States, and effectively doubled the overall size of our Company.

•	During 2011, the executive officers generally performed well against their business goals, despite a challenging environment for our natural gas wholesale marketing and storage businesses.

•

Our regulated utility business, which is our largest segment and the primary contributor of our earnings, delivered strong results, despite the ongoing weakness in economic conditions in our service areas, which limited customer growth. The regulated business benefited from execution of its regulatory strategy, earnings from several infrastructure enhancement projects recently placed into service, and an ongoing focus on cost control throughout the business.

•

Our retail natural gas marketing business, SouthStar Energy Services (a joint venture with Piedmont Natural Gas), achieved earnings results in line with our expectations for the year, despite facing greater levels of competition in its markets and overall economic challenges that limited customer growth.

•

Two of our non-regulated businesses – the natural gas wholesale marketing and trading business and the natural gas high-deliverability storage business – faced significant challenges throughout the year. These market challenges primarily resulted from an abundance of supply of natural gas in North America, which kept absolute prices, summer-to-winter relative price spreads and overall market volatility low throughout much of the year. In addition, the oversupply of natural gas in certain regions caused constraints on transportation capacity. Together, these developments limited the ability of both business units to capitalize on commercial market opportunities, resulting in earnings that were below our expectations for the year.

•	During the year, we made significant utility and non-utility capital investments that we expect will position the Company well for long-term growth and the creation of shareholder value.

2011 Performance and Compensation

Reflecting our pay for performance compensation philosophy, the compensation of our named executive officers was affected by our financial results in 2011, both in the amount of cash compensation earned and in the value of long-term equity awards.

•	Our 2011 annual incentive awards were based upon a combination of several goals:

•	Plan EPS at the Company level (described on page 48);

•	Plan Earnings for business units (described on page 50);

•	Operating and Maintenance expense minus expenses related to Benefits and Incentives (O&M Expense less B&I) for business units (described on page 50); and

•	Individual performance.

Despite meeting the Plan EPS trigger and despite positive performance across several business units, the Company failed to meet the “threshold” Plan EPS goal under our annual incentive plan. Accordingly, none of the named executive officers earned or received an annual incentive plan payout for 2011. Please see the discussion of the annual incentive award program beginning on page 48.

•	In 2011, we continued to grant performance-based restricted stock units (representing 30% of each executive’s target long-term incentive value) and performance share units (representing

70% of each executive’s target long-term incentive value). The restricted stock units contain a one-year Plan EPS trigger, which was met for 2011, followed by a three-year ratable time-based vesting schedule. The performance share units are earned based upon the Company’s relative total shareholder return (RTSR) over a three-year period, compared to a peer group consisting of 12 comparable companies. Please see the discussion of the long-term incentive awards beginning on page 52.

•

Salaries for our named executive officers were increased by 3% in February 2011, in connection with the Compensation and Management Development Committee’s (the Compensation Committee) annual review process.

•

In connection with the closing of the merger with Nicor Inc. (as described on page 54), the Board of Directors approved a 5% increase in base salary for our chief executive officer, and the Compensation Committee approved a 5% increase in base salaries for each of the other named executive officers. These salary increases were effective in December 2011 and remain in effect for 2012, except for Mr. Tumminello, who declined this increase in base salary due to the performance of our wholesale services business unit. Please see the discussion of the merger-related compensation actions beginning on page 54.

•

In recognition of their contributions to the Nicor Inc. merger integration effort, certain of our employees, including the named executive officers, also were granted restricted stock awards in December 2011, in connection with the closing of the merger. Awards issued to the named executive officers include a performance hurdle based upon post-merger O&M Expense less B&I and have a three-year vesting schedule. Please see the discussion of the merger-related compensation actions beginning on page 54.

Governance and Evolving Compensation Practices. The Compensation Committee and Company management are mindful of evolving practices in executive compensation and corporate governance. In response, we have adopted certain policies and practices that are in keeping with “best practices” in several areas. For example:

•	We do not provide excessive executive perquisites or extraordinary relocation benefits to our named executive officers.

•	We do not provide tax gross-ups on compensation paid to our named executive officers, or on “golden parachute” excise taxes.

•	Our Omnibus Performance Incentive Plan has “double-trigger” vesting for equity awards in the context of a change in control if the award is assumed by the acquiring company.

•	Our Omnibus Performance Incentive Plan expressly prohibits repricing of options (directly or indirectly) without prior shareholder approval.

•	Our stock ownership policy requires that each executive must retain at least 75% of net shares from their equity awards until their ownership requirement is met.

•	Company policy prohibits directors and executive officers from engaging in hedging activities involving Company stock.

•

In 2011, the Compensation Committee adopted a compensation recoupment policy that requires the recovery of certain incentive-based compensation paid to current or former executive officers in the event of an accounting restatement. This policy is described in more detail on page 57.

Consideration of Last Year’s Advisory Shareholder Vote on Executive Compensation

At the annual meeting of shareholders on May 3, 2011, over 97.5% of the voted shares approved the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the 2011 Proxy Statement. The Compensation Committee appreciates and values the views of our shareholders. In considering the results of this most recent advisory vote on executive compensation, the Committee concluded that the compensation paid to our executive officers and the Company’s overall pay practices enjoy strong shareholder support.

In light of this support, the Compensation Committee does not intend to make any specific changes to our executive compensation program for 2012. The Committee will continue to monitor best practices, future advisory votes on executive compensation and other shareholder feedback to guide it in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its shareholders. Please refer to “Board Leadership Structure and Role in Risk Oversight” on page 8 for information about communicating with the Board.

Also at the annual meeting of shareholders on May 3, 2011, our shareholders expressed a preference for annual advisory votes on executive compensation. Based on this vote, the Board implemented an annual advisory vote on executive compensation until the next required vote on the frequency of shareholder votes on executive compensation, which is scheduled to occur at the 2017 annual meeting.

Goal of our Executive Compensation Program

The goal of our executive compensation program is to attract, retain, motivate and reward the executive talent necessary to achieve our strategic and financial objectives and to foster long-term value creation for the Company and its shareholders. In support of this, our program is intended to:

•

align executives’ interests with those of our shareholders by creating a strong focus on stock ownership and basing pay on performance measures that drive long-term, sustained shareholder value growth;

•	include a strong link between pay and performance, by placing a significant portion of compensation “at risk” based on Company, business unit and individual performance;

•

assure the Company’s access to top executive talent and protect against competitor recruitment through compensation opportunities that are market competitive and commensurate with the executives’ responsibilities, experience and demonstrated performance; and

•

reinforce business strategies and reflect the Company’s core values by rewarding desired performance, promoting desired competencies and recognizing contributions to business success that are consistent with those core values.

Determining Executive Compensation

The Compensation Committee oversees our executive compensation program. Information about the Compensation Committee and its composition and responsibilities can be found on page 11 of this proxy statement, under the caption “Corporate Governance—Compensation and Management Development Committee.” The Compensation Committee engages the services of Frederic W. Cook & Co., Inc. (F.W. Cook), an independent consultant. F.W. Cook reports directly to the Compensation Committee and provides no other services to the Company. The following table outlines the roles and responsibilities of various parties in determining executive compensation.

Roles and Responsibilities
Compensation Committee

•  Approves incentive programs and sets performance goals.

•  Determines appropriate levels of compensation for our executives, other than the CEO.

•  Evaluates CEO performance.

•  Recommends to independent Board members compensation opportunities and awards for our CEO.

F.W. Cook (Independent consultant to the Compensation Committee)

•  Provides a competitive assessment of our executives’ compensation levels and programs.

•  Provides advice, research and analytical services on a variety of subjects, including compensation trends, best practices, peer group comparisons and the compensation of our non-employee directors.

Independent Board Members	• Approve compensation for our CEO.
CEO

•  Develops an assessment of individual performance for each executive.

•  Provides recommendations to the Compensation Committee regarding individual compensation levels for executives.

•  Provides recommendations to the Compensation Committee regarding business unit goals.

Other members of management

•  Our Human Resources staff provides analyses, competitive data, and information relating to alternative compensation program designs to the Compensation Committee and F.W. Cook to help facilitate the Compensation Committee’s review of competitive compensation practices.

•  Our chief financial officer provides the Compensation Committee with reports on financial performance as it relates to key business drivers and performance measures included in incentive program designs.

Competitive Market Information

Each year the Compensation Committee works with F.W. Cook to review the market competitiveness of our executive compensation programs and levels and to re-evaluate the companies included in our comparator groups to ensure that we have the appropriate marketplace focus. For 2011, F.W. Cook prepared a benchmark comparison of our executives’ base salaries, target annual incentive awards, and long-term incentive opportunities against an “energy industry database” and an “executive compensation peer group.”

Energy Industry Database

For 2011, the “energy industry database” included the 43 energy services companies in Towers Watson’s Energy Industry Services Compensation Database with assets or revenue between one-third and three times ours. This group was used as the primary source to assess competitive levels of compensation for our executives. We believe this larger selection of companies provides more accurate and reliable information than a smaller peer group and better reflects the labor market for our executive talent. For 2011, F.W. Cook provided the Compensation Committee data at the 50th and 75th percentiles of this group.

For 2011, our energy industry database companies were:

Allegheny Energy, Inc.

ALLETE Inc.

Alliant Energy Corp.

Ameren Energy Resources Co.

Atmos Energy Corp

Avista Corp.

Black Hills Corp

Calpine Corp.

CenterPoint Energy, Inc.

CH Energy Group Inc.

Cleco Corp.

CMS Energy Corp.

Covanta Holding Corp.

DPL Inc.

El Paso Corp.

Enbridge Energy Partners LP

Energen Corp.

EQT Corp.

First Solar Inc.

Hawaiian Electric Indus.

IDACORP, Inc.

MDU Resources Group, Inc.

Nicor Inc.

Northeast Utilities

Northwest Natural Gas Co.

Northwestern Corp.

NSTAR

NV Energy Inc.

OGE Energy Corp.

Pepco Holdings, Inc.

Pinnacle West Capital Corp.

PNM Resources, Inc.

Portland General Electric Co.

Regency Energy Partners LP

RRI Energy, Inc.

SCANA Corp.

Southern Union Co.

Spectra Energy Corp.

UIL Holdings Corp.

UniSource Energy Corp.

Vectren Corp.

Westar Energy, Inc.

Wisconsin Energy Corp.

Executive Compensation Peer Group

In 2011, we also reviewed compensation data for 12 natural gas providers as a secondary point of reference. The companies in this “executive compensation peer group” were selected based upon their size and business operations. With assistance from F.W. Cook, the following criteria were developed for this group:

Size—must be roughly one-third to three times our size in two of the following categories:

•	assets,

•	revenue, and

•	market capitalization.

Industry—must be a traditional natural gas local distribution company (LDC) and must meet at least one of the following:

•	Includes non-regulated businesses such as storage, pipeline, or construction services

•	Includes asset management/trading business similar to Sequent

•	Conducts business in three or more states

For 2011, our executive compensation peer group companies were:

Atmos Energy Corp.

Centerpoint Energy Inc.

Integrys Energy Group, Inc.

New Jersey Resources Corp.

Nicor Inc.

Nisource Inc

Northwest Natural Gas Co.

ONEOK Inc.

Piedmont Natural Gas Co. Inc.

Southwest Gas Corp.

UGI Corp.

WGL Holdings Inc.

To perform a more meaningful analysis of compensation for the president of Sequent, F.W. Cook benchmarked Mr. Tumminello’s position to Towers Watson’s Energy Trading and Marketing Survey, which included data more directly comparable to this position. This survey data included 20 companies having energy trading and marketing operations, many of which are included in both comparator groups detailed above.

Compensation Program Elements and their Purpose

Our executive compensation program comprises the following elements.

Compensation Element	Overview/Objectives
Base salary

•      Fixed portion of an executive’s annual compensation; is intended to recognize fundamental market value for the skills and experience of the individual relative to the responsibilities of his or her position.

•      Foundation of our program; most other elements are determined as a percentage of base salary.

Annual incentive award

•      Annual cash incentive award is intended to vary as a direct reflection of Company, business unit, and individual performance.

•      Target opportunities are a percentage of base salary and represent the amount of money to be paid if expected performance is achieved.

•      Achievement of a “trigger goal” is required for any payout and is designed to meet tax deductibility requirements under Section 162(m) of the Internal Revenue Code (which we refer to as the Code).

•      Actual awards may range between 0% and 200% of target, based on actual performance against goals.

•      To achieve a 200% award, performance must meet or exceed the maximum performance levels for all performance measures.

Compensation Element	Overview/Objectives
Long-term incentive awards (performance-based restricted stock units and performance share units)

•        Stock-based incentives reward performance over a multi-year period, link executives’ interests to those of shareholders, and encourage retention.

•        Performance measures include Plan EPS achievement for the performance-based restricted stock units and total shareholder return, relative to the performance of the executive compensation peer group, for the performance share units.

•        Vesting schedules serve to encourage retention and further tie executives’ compensation to stock price appreciation for the vesting period.

Employee health and welfare and retirement benefit plans

•        Competitive levels of medical, retirement and income protection, such as life and disability insurance coverage, are provided.

•        Executives participate in the same programs offered to all of our eligible employees.

•        To maintain consistent retirement benefit levels, we also provide non-qualified retirement benefits to executives and other highly-compensated employees who are adversely affected by limits imposed on contributions and total benefits under our pension plan. The retirement plans available to the executives are described in more detail beginning on page 65.

Severance and other termination payments

•        Severance benefits are provided in the event an executive’s employment is terminated in certain circumstances in connection with a change in control of the Company.

•        Programs provide security to executives so that they may focus on the Company and best interests of the shareholders during a transaction or potential transaction.

Financial planning / tax return preparation perquisite

•        Reimburse executives for up to $18,000 per year for Company-mandated tax return preparation.

•        The Company requires professional tax return preparation as a means of ensuring full tax compliance by our executives. To the extent that the entire amount is not used for tax preparation, it may be applied to financial or estate planning.

•        We do not provide any other perquisites such as executive life insurance or country club memberships to our executives.

•        Benefits such as temporary housing allowances or the temporary use of a company car may be provided in the event of relocation or other exceptional circumstances.

2011 Executive Compensation

Mix of Pay at Target Level

The compensation programs approved by the Compensation Committee for the executives are designed to include a strong link between pay and performance by placing a significant portion of compensation “at risk.” Our programs are structured so that a significant portion of targeted total direct compensation for our executives is contingent on our financial performance or share price, as well as individual performance. We believe this is fundamental to align executive pay with value-creation for our shareholders. Specific information regarding the amount of total direct compensation that is at risk for each of our executives is included in the tables in the following section.

Setting 2011 Total Direct Compensation Opportunities

When setting base salary and target amounts for annual and long-term incentives, the Compensation Committee examined each component of pay on both a stand-alone basis and as a total. Pay decisions are based on the Compensation Committee’s business judgment, informed by the benchmark data, professional advice and other considerations, including the individual executive’s experience and performance, internal pay equity and mastery of position responsibilities. Unless otherwise noted, changes in total direct compensation for 2011 were driven primarily by competitive market adjustments.

•

Base salary was increased by 3% for each of the executives in February 2011. In determining base salary, the Compensation Committee considered competitive market base pay levels, as reflected in F.W. Cook’s benchmark data, its general assessment of the performance of our chief executive officer, and the performance assessments and recommendations for the other named executive officers presented to the Compensation Committee by our chief executive officer. Performance assessments for base salary adjustments in 2011 were subjective, non-formulaic and were not based upon objective financial criteria. The Compensation Committee did not apportion any particular percentage of any salary increase to either performance or competitive pay levels, but considered them together, along with the recommendations of our chief executive officer.

•	Annual incentive target opportunities were unchanged from 2010 for each of the named executive officers.

•

Long-term incentive target opportunities were unchanged from 2010 for each of the named executive officers other than Mr. Somerhalder, whose long-term incentive target opportunity was increased from $2.0 million to $2.2 million in order to provide an additional incentive to focus on long-term strategies and success of the merger with Nicor Inc. (as described on page 54).

The following tables detail changes to total direct compensation opportunities for each executive for 2011. The accompanying pie charts break out the components of each executive’s total direct compensation, with the shaded portions indicating pay at risk. The 2011 target total direct compensation for our named executive officers was between the median and 75th percentile of the competitive market, both individually and in aggregate.

Mr. Somerhalder—chairman of the board, president and chief executive officer

	From	To
Base Salary	$850,000	$876,000[1]
Annual Incentive Target (% of base salary)	110%	110%
Long-term Incentive Target	$2,000,000	$2,200,000
Target Total Direct Compensation	$3,785,000	$4,039,600

[1]

In connection with the closing of the merger with Nicor Inc., Mr. Somerhalder’s base salary was increased to $919,000, effective December 9, 2011. Please see the discussion of the merger-related compensation actions beginning on page 54.

Mr. Somerhalder’s compensation, in general, is greater than that of our other executives, reflecting the level of his position and competitive market practice. The Compensation Committee determined that the difference in compensation between our chief executive officer and our other executives is appropriate, based upon the difference in duties and responsibilities.

Mr. Evans—executive vice president and chief financial officer

	From	To
Base Salary	$474,000	$488,000[1]
Annual Incentive Target (% of base salary)	65%	65%
Long-term Incentive Target (% of base salary)	140%	140%
Target Total Direct Compensation	$1,445,700	$1,488,400

[1]

In connection with the closing of the merger with Nicor Inc., Mr. Evans’ base salary was increased to $512,400, effective December 9, 2011. Please see the discussion of the merger-related compensation actions beginning on page 54.

Mr. Linginfelter—executive vice president, distribution operations

	From	To
Base Salary	$463,500	$477,400[1]
Annual Incentive Target (% of base salary)	65%	65%
Long-term Incentive Target (% of base salary)	140%	140%
Target Total Direct Compensation	$1,413,675	$1,456,070

[1]

In connection with the closing of the merger with Nicor Inc., Mr. Linginfelter’s base salary was increased to $501,270, effective December 9, 2011. Please see the discussion of the merger-related compensation actions beginning on page 54.

Mr. Shlanta—executive vice president, general counsel, and chief ethics and compliance officer

	From	To
Base Salary	$391,500	$403,200[1]
Annual Incentive Target (% of base salary)	55%	55%
Long-term Incentive Target (% of base salary)	85%	85%
Target Total Direct Compensation	$939,600	$967,680

[1]

In connection with the closing of the merger with Nicor Inc., Mr. Shlanta’s base salary was increased to $423,360, effective December 9, 2011. Please see the discussion of the merger-related compensation actions beginning on page 54.

Mr. Tumminello—executive vice president, wholesale services and president, Sequent

	From	To
Base Salary	$335,000	$345,000
Annual Incentive Target (based on % of incentive pool)	$455,000	$455,000
Long-term Incentive Target (% of base salary)	75%	75%
Target Total Direct Compensation	$1,041,250	$1,058,750

The design of Mr. Tumminello’s annual incentive differs from that of our other executives because he serves as the president of Sequent, our wholesale services business unit. Please see page 51 for an explanation of his incentive plan.

Annual Incentive Awards

Trigger Goal

Our annual incentive program is a subplan of the Company’s Omnibus Performance Incentive Plan, and is designed to allow annual incentive awards that are fully deductible by us under Section 162(m) of the Code. For 2011, we adopted a “trigger goal” for our annual incentive program to ensure maximum deductibility for 162(m) purposes and to provide the Compensation Committee flexibility in considering the timing of the Nicor Inc. merger and any unanticipated costs or events. Achievement of the trigger goal allows the Compensation Committee to fund the program up to the maximum payout level established for each award, or to provide for a lesser amount based upon the annual performance goals established by the Compensation Committee, which are described below. Achievement of the trigger goal is required for any funding of the annual incentive program. The trigger goal approved by the Compensation Committee for 2011 was Plan EPS of $2.87, which the Company achieved. The definition of Plan EPS is provided below.

Annual Incentive Plan

The Compensation Committee approved performance measures for 2011 annual incentive awards derived from our annual operating plan and business strategy. Specific weights were assigned to the performance measures based upon each executive’s role within the Company as listed in the table below. Weights assigned to these measures for Messrs. Somerhalder, Evans, Linginfelter, and Shlanta did not change from 2010. Mr. Tumminello’s measures remained 100% based on business unit goals.

	Corporate	Business Unit	Individual
John W. Somerhalder II	50%	50%	0%
Andrew W. Evans	50%	35%	15%
Henry P. Linginfelter	40%	45%	15%
Paul R. Shlanta	40%	45%	15%
Peter I. Tumminello	0%	100%	0%*

*	Mr. Tumminello’s range of opportunity under the business unit measure includes a consideration of individual performance. For more detail, please refer to page 50 and to Individual Measures on page 52.

1. Corporate Measure

The annual incentive plan uses a corporate performance measure, which we refer to as “Plan EPS.” Measures based on EPS align shareholder and executive interests. While it is a common and well understood metric, EPS determined in accordance with generally accepted accounting principles (GAAP) does not accurately reflect value created by the Company in a particular year because of the accounting mechanisms for our wholesale services business unit (Sequent). For compensation purposes, we seek to capture the EPS value in the period in which it is generated, regardless of the period in which it is reported for GAAP.

When determining 2011 Plan EPS, we reduced GAAP EPS for value created and credited for compensation purposes in 2010 which was reported in 2011. We also increased GAAP EPS for value created and credited for compensation purposes in 2011 that will be reported on a GAAP basis in future periods.

At the time performance goals were established, the Compensation Committee also provided that 2011 Plan EPS would exclude the transaction costs of the merger with Nicor Inc., such as any advisory fees, bank fees, legal expenses, severance costs, retention costs, change in control payments, and any effect of an interim period consolidation of Nicor Inc. in 2011.

For 2011, the Compensation Committee approved a Plan EPS target amount of $3.12, which:

•	was consistent with our initial published range of earnings guidance for 2011;

•	was an appropriate stretch target when considering our 2011 business objectives; and

•	took into consideration the anticipated volatility and treatment of earnings from our wholesale services business unit.

The Compensation Committee also approved a minimum level, or “threshold” Plan EPS required for any annual incentive awards to be earned, regardless of business unit and individual performance. As shown in the table below, actual Plan EPS was $2.88, which is below the $3.02 threshold set for 2011. Accordingly, none of the named executive officers earned or received an annual incentive plan payout for 2011.

	Threshold	50%	Target	150%	200%	Actual Plan EPS
GAAP EPS	$3.05	$3.10	$3.15	$3.25	$3.35	$2.14
Net adjustments to GAAP EPS	(0.03)	(0.03)	(0.03)	(0.03)	(0.03)	0.74[1]

Plan EPS	$3.02	$3.07	$3.12	$3.22	$3.32	$2.88

[1]	Required adjustments to GAAP EPS:

•

Reduced for value created by wholesale services in 2010, and which will be reported on a GAAP basis in 2011 ($16 million EBIT or $0.13/share). This amount was included in the calculation of 2010 Plan EPS;

•

Increased for value we expected to be created by wholesale services in 2011, but which will be reported on a GAAP basis in future periods ($12 million EBIT or $0.10/share). In 2011, wholesale services actually created $3 million EBIT or $0.02/share); and

•	Increased to account for certain transaction costs relating to the merger with Nicor Inc. and the effect of an interim period consolidation of Nicor Inc. in 2011 ($89 million EBIT or $0.85/share).

Corporate performance results for 2011 are shown below.

Performance against 2011 Corporate Measure

Threshold Plan EPS	Plan EPS		Resulting Corporate Payout Percentage
	GAAP EPS	$2.14
	Net Adjustments	0.74

$3.02	Plan EPS	$2.88	0%

2. Business Unit Measures

The business unit measures relate to the portion(s) of the business over which each executive has the most control and influence. The individual weightings assigned to each executive are summarized in the table below. The weights are intended to align with the responsibilities of each executive and to highlight the Company’s focus on performance in distribution operations. Mr. Tumminello’s annual incentive award, which is determined differently from that of the other executives, is described on page 51.

Name	Business Unit Plan Earnings[1]			O&M Expense Less B&I2	Total
	Regulated Business Distribution Operations	Non- Regulated Businesses	Wholesale Services (Sequent)
John W. Somerhalder II	60%	30%		10%	100%
Andrew W. Evans	50%	30%		20%	100%
Henry P. Linginfelter	80%			20%	100%
Paul R. Shlanta	40%	30%		30%	100%
Peter I. Tumminello			100%		100%

[1]	Plan Earnings are based on EBIT, as defined below.
[2]	“O&M Expense less B&I” is defined below.

Regulated and Non-Regulated Plan Earnings and O&M Expense Less B&I—Measures based upon Regulated and Non-Regulated Plan Earnings and Operating and Maintenance expense, minus expenses related to Benefits and Incentives (O&M Expense less B&I) are calculated against pre-determined targets. “Plan Earnings” is defined as earnings before interest and taxes (EBIT) adjusted to include net economic value and includes annual incentive costs up to target. We consider Plan Earnings to be the best measure of performance for the business units because it measures profitability at the business unit level leading to EPS. The adjustments used to determine Plan Earnings are consistent with those used to determine our Plan EPS measure and are intended to more accurately reflect operating performance. O&M Expense less B&I reflects our ability to manage our cost structure, critical to meeting Plan

Earnings targets. Business unit goals, derived from the budget approved by the Board, were determined for each named executive officer, other than Mr. Tumminello, including a threshold, below which no award will be provided, and a maximum award of 200% of target. These performance ranges were set in a qualitative, non-formulaic manner, based upon a combination of historical performance and our expected performance for executives. The targets for 2011 are reflected in the table below.

Wholesale Services Plan Earnings—The Wholesale Services Plan Earnings measure includes adjustments for economic earnings in the same manner as previously described for Plan Earnings. In the case of Mr. Tumminello, wholesale services’ EBIT is also subject to other adjustments for interest and other non-recurring items.

The following table includes the business unit criteria for 2011, which were derived from the Board-approved budget for each executive’s area of responsibility, and actual performance against those criteria.

Performance against 2011 Business Unit Measures

(In millions except percentages)
Measure	Threshold	50%	Goal	150%	200%	Actual	Resulting BU Payout Percent [1]
Plan Earnings
Regulated Business - Distribution Operations	$364.0	$369.0	$374.0	$379.0	$384.0	$388.0	0%
Non-Regulated Businesses	$113.2	$123.2	$133.2	$142.2	$152.2	$78.6	0%
Pivotal	$10.1	$11.1	$12.1	$13.1	$14.1	$7.3	0%
O&M Expense Less B&I
John W. Somerhalder II	$464.8	$460.3	$455.7	$451.1	$446.6	$439.2	0%
Andrew W. Evans	$59.2	$58.6	$58.0	$57.4	$56.8	$55.5	0%
Henry P. Linginfelter	$231.3	$229.1	$226.8	$224.5	$222.3	$205.9	0%
Paul R. Shlanta	$27.0	$26.7	$26.4	$26.1	$25.8	$27.3	0%

[1]

Despite the performance against business unit measures noted in the table, no annual incentive awards were paid out to named executive officers for 2011 because the Company failed to achieve threshold Plan EPS.

Business Unit Measure for Mr. Tumminello—For 2011, 100% of Mr. Tumminello’s annual incentive award was based on Sequent’s Plan Earnings as adjusted for interest charges and one-time, non-recurring items. This is consistent with our philosophy of placing greater emphasis upon the cash compensation of members of our wholesale services business unit. As president of Sequent, Mr. Tumminello was eligible to receive an amount equal to 7.5% of an incentive pool established for employees of Sequent under the Sequent Incentive Plan (Sequent Plan). The first 6.5% of the incentive pool under the Sequent Plan is regarded as “target” performance, and the remaining 1% may be earned based on individual performance as assessed by our chief executive officer in his discretion.

The incentive pool is funded based on a pre-determined formula. After a threshold Sequent Plan Earnings level is reached, the pool funds at an initial rate of 10% of Sequent Plan Earnings, which increases on a prorata basis to a rate of 15% at the target level. If Sequent Plan Earnings exceed the target level, the funding rate is 15% of Sequent Plan Earnings.

For 2011, Sequent’s Plan Earnings were insufficient to fund the incentive pool, and no incentive amounts were paid out under the program.

Though not subject to a hard cap, the size of the Sequent Plan incentive pool, and correspondingly Mr. Tumminello’s annual incentive award, is constrained by a framework of established risk parameters including open position limits, value-at-risk limits, stop-loss limits, and credit limits. In addition, the Sequent Plan provides that if Mr. Tumminello’s annual incentive award exceeds his base salary, then 50% of the overage is subject to mandatory deferral. Under this mandatory deferral provision, one half of the deferred amount is paid twelve months after the initial incentive payment, and the other half is paid twenty-four months after the initial payment. This deferral feature is intended to act as a retention vehicle.

The Compensation Committee has reviewed management’s analysis of the Sequent Plan and determined that because of the operational limits on Sequent and the risk management oversight by the Company, the Sequent Plan does not incent excessive risk taking.

3. Individual Measures

Individual performance measures are subjective and relate to the manner in which the executive accomplishes his or her work during the year. The inclusion of subjective measures is intended to ensure that accomplishments are attained in a manner that is not purely financially driven, but also consistent with our culture and values and contribute to our long-term success. Awards for individual performance may fluctuate within an opportunity range of 0% to 200%. Our chief executive officer presents to the Compensation Committee individual performance assessments of the other named executive officers and recommends for approval the individual performance result. As noted earlier, neither Mr. Somerhalder nor Mr. Tumminello had individual performance measures for 2011. Because the Company failed to achieve the threshold Plan EPS goal for 2011, we did not certify achievement against the individual performance measures.

Long-term Incentive Awards

Two types of long-term incentive grants were awarded in 2011. Performance-based restricted stock units (representing 30% of each executive’s target long-term incentive value), and performance share units (representing 70% of each executive’s target long-term incentive value) were selected based on the following factors:

•	the impact each type of award has on shareholder value creation and executive motivation and retention;

•	competitive practice; and

•	balancing the cost of equity awards and the projected impact on shareholder dilution.

Performance-based restricted stock/units –

Restricted stock units have a one-year measurement period with a Plan EPS performance trigger. If the Plan EPS trigger is met, the restricted stock units convert to an equal number of shares of restricted stock with three-year ratable vesting. These awards are designed to focus the executives on earnings per share and provide retention value during the vesting period. For 2011, this measure was identical to the trigger goal used for annual incentive awards.

For 2011, the performance trigger for restricted share units was attained, and all such units were approved for conversion to restricted shares subject to three-year ratable vesting.

Performance Trigger (Plan EPS Goal)	Actual Result (Plan EPS Achieved)
$2.87	$2.88

The following chart details the value of the approved restricted stock units as of the date of grant and the number of restricted shares actually issued following certification of 2011 performance.

Executive	Total Grant Date Value[1]	Actual Number of Shares Issued
John W. Somerhalder II	$611,490	16,350
Andrew W. Evans	$202,708	5,420
Henry P. Linginfelter	$198,220	5,300
Paul R. Shlanta	$101,728	2,720
Peter I. Tumminello	$76,670	2,050

[1] Value as of date of grant, determined by using a per share value of $37.40, the closing price on the day prior to the date of grant.

Performance share units –

Performance share units (PSUs) vest over a three-year period with a performance measure based upon Relative Total Shareholder Return (RTSR). RTSR is measured by ranking the relative stock price and dividend performance of our Company to the companies in the executive compensation peer group described on page 42. The use of RTSR as a performance measure requires executive focus that is aligned with the interests of shareholders and provides diversity in our use of performance indicators.

For the purposes of determining PSUs, Total Shareholder Return is defined as:

Price begin = share price at the beginning of the period

Price end = share price at the end of the period

Dividends = total dividends paid for the period

TSR = (Price end – Price begin + Dividends) / Price begin

Once the actual performance is computed, PSUs earned may increase or decrease from the original grant levels, depending upon our performance relative to our peer group, according to the following scale:

TSR Rank	Percentile Rank	Shares Earned as Percent of Target Shares
<3	0%	0%
3	25%	50%	Threshold
4	33%	66%
5	42%	84%
6	50%	100%	Target
7	58%	116%
8	67%	134%
9	75%	150%
10	83%	166%
11	92%	184%
12	100%	200%	Maximum

The resulting awards will be settled half in cash and half in shares. To promote officer share ownership, the cash portion must first be used to cover the taxes incurred from the total award.

Performance cash awards –

The measurement period for performance cash opportunities granted in 2009 ended on December 31, 2011. This type of award is no longer granted to executives, having been replaced by performance share units (PSUs) in 2010, as described immediately above. Performance cash awards provide a potential cash payment based on compound average annual growth in Plan EPS, plus the average dividend yield above a preset level, over a three-year period. This internal shareholder return measure was used to reward earnings and dividend growth. The actual award value could range between 60% and 140% of the target award value, based on actual performance.

When performance cash awards were granted in 2009, the merger with Nicor Inc. was not contemplated, and the definition of Plan EPS did not exclude the transaction costs related to the Nicor Inc. merger, as described on page 49. The Compensation Committee exercised discretion to adjust 2011 Plan EPS, as it related to the performance cash awards, to exclude the impact of the Nicor Inc. merger and expenses associated with a special recognition program for non-executive employees. The impact of the adjustment related to Nicor Inc. expenses is described on page 49, and the non-executive program was $5 million, or $0.04 per share. As indicated in the table below, the threshold performance measure was met, and a portion of the performance cash awards paid out for 2009 to 2011.

Performance Measure	Threshold	Actual (Adjusted)	Award Level
Compound average earnings growth plus average dividend yield over measurement period	6.0%	6.01%	60.1%

Merger-Related Compensation Actions

As a result of the merger with Nicor Inc., the Company effectively doubled in size and has become an S&P 500 company:

•	revenue increased from $2.4 billion in 2010 to $5.1 billion pro forma after the merger,

•	assets in 2010 were $7.5 billion and are $13.3 billion pro forma for the combined organization,

•	our utility customers have grown from 2.3 million in 2010 to 4.5 million.

Effective with the close of the merger in December 2011, the Compensation Committee took several actions to accomplish the following:

•	Update AGL’s approach to collect competitive market data to reflect the larger organization,
•	Address the increase in executives’ roles and responsibilities,

•	Reward the effort required to receive regulatory approval, close the merger, and link executives to the success of the merger and value created for shareholders.

As described above, the Compensation Committee utilizes two sources for competitive market data in setting executive pay—an energy industry database and an executive compensation peer group. Companies for these groups are selected based upon their relative asset size, revenue and/or market cap. Due to the significant growth of AGL, the Compensation Committee asked F.W. Cook to revise the comparison groups on a post-merger basis and to reevaluate the named executive officers’ total direct compensation accordingly.

The post-merger energy industry database companies are:

Allegheny Energy, Inc.

Alliant Energy Corp.

Ameren Corp.

American Electric Power Co.

Atmos Energy Corp

Calpine Corp.

CenterPoint Energy, Inc.

CMS Energy Corp.

Consolidated Edison Inc.

Constellation Energy Group Inc.

Covanta Holding Corp.

Dominion Resources Inc.

DPL Inc.

DTE Energy Co.

Duke Energy Corp.

Edison International

El Paso Corp.

Enbridge Energy Partners, LP

Entergy Corp.

EQT Corp.

FirstEnergy Corp.

First Solar Inc.

Hawaiian Electric Inds.

IDACORP, Inc.

Integrys Energy Group, Inc.

MDU Resources Group, Inc.

Northeast Utilities

NRG Energy, Inc.

NSTAR

NV Energy Inc.

OGE Energy Corp.

Pepco Holdings, Inc.

PG&E Corp.

Pinnacle West Capital Corp.

PNM Resources, Inc.

Portland General Electric Co.

PPL Corp

Progress Energy Inc.

Public Service Entrp Group Inc.

Regency Energy Partners LP

SCANA Corp.

Sempra Energy

Southern Union Co.

Spectra Energy Corp.

Targa Resources Partners, LP

UGI Corp.

Vectren Corp.

Westar Energy, Inc.

Wisconsin Energy Corp.

Xcel Energy Inc.

On a post-merger basis, the companies in the executive compensation peer group remained substantially the same, except for the following: Nicor Inc. was removed due to the merger, Northwest Natural Gas was removed, due to revenue and asset size, and Sempra Energy and Vectren Corporation were added.

After evaluating the new peer group data, and using the same considerations described above under “Setting 2011 Total Direct Compensation Opportunities,” the Board approved a 5% salary increase for our chief executive officer, and the Compensation Committee approved a 5% salary increase for the other named executive officers, in connection with the closing of the merger with Nicor Inc. These salary increases were effective in December 2011 and include consideration of any 2012 base salary increase. Mr. Tumminello declined this December increase due to business performance in our wholesale services business unit.

There are no changes to 2012 annual incentive targets, and the Compensation Committee approved the increase in target long-term incentive opportunities as listed below. The long-term incentive targets are effective with 2012 grants and do not impact compensation earned for 2011.

Changes in Long-Term Incentive Target Opportunity for 2012

	From	To
John W. Somerhalder II	$2,200,000	$3,300,000
Andrew W. Evans	140% of base salary	160% of base salary
Henry P. Linginfelter	140% of base salary	160% of base salary
Paul R. Shlanta	85% of base salary	120% of base salary
Peter I. Tumminello	75% of base salary	75% of base salary

In recognition of their contributions to the Nicor Inc. merger closing and integration efforts, certain of our employees, including the named executive officers, were granted restricted stock awards in December 2011. Restricted stock awards granted to the named executive officers include a performance hurdle based upon post-merger O&M Expense less B&I, and a three year vesting schedule. The grant date value of the award issued to each named executive officer is reflected in the Summary Compensation Table on page 59 and the Grants of Plan-Based Awards Table on page 61.

Discretion to Modify Awards

The Compensation Committee reserves the right to adjust performance objectives during the course of the year in order to reflect changes in the Company and our business. In determining the corporate performance components under our Omnibus Performance Incentive Plan, the Compensation Committee has the authority to: (i) exclude extraordinary one-time effects, which could increase or decrease award payments, if, in its business judgment, our Company and our shareholders are better served by that result; and (ii) exercise negative discretion against reported results which would serve to reduce an award otherwise due.

The Compensation Committee did not exercise such discretion in determining award payouts for 2011 performance, other than with respect to the performance cash awards. As described on page 54, the Committee adjusted Plan EPS with respect to such awards because the related performance goal adopted in 2009 did not contemplate the Nicor Inc. merger, the impact of related transaction costs, or the expenses associated with a special recognition program for non-executive employees.

Continuity Agreements

Each of our executives has a change in control severance agreement, referred to as a Continuity Agreement. These agreements were approved by the Compensation Committee in October 2011 and have a term that runs from December 1, 2011 through December 31, 2013. These agreements superseded similar agreements that expired on November 30, 2011. Prior to approving the new agreements, the Compensation Committee reviewed the predecessor agreements in light of current market practices. The Compensation Committee approved changes to the terms and conditions of these agreements that are intended to ensure that no severance payments or benefits under the agreements will be paid unless a change in control is actually consummated. Similar to the predecessor agreements, these agreements do not contain an excise tax gross up.

In adopting these agreements, the Compensation Committee determined that it is still appropriate to authorize such agreements because of the retentive value they would provide during critical periods relating to potential change in control. Tables disclosing the estimated costs associated with these agreements, and footnotes describing their principal terms, begin on page 68 under the heading “Potential Payments Upon Termination or Change in Control.”

Other Policies Governing our Executive Compensation Program

Grants of long-term incentive awards

The Compensation Committee generally grants long-term incentive awards on an annual basis at a regularly scheduled meeting, usually in late January or early February. The meeting date is scheduled well in advance and without regard to potential stock price movement.

The Compensation Committee adopted a stock option grant policy in 2006 which provides that in the ordinary course, stock option grants to executives, and annual stock option grants to all other key employees, will be authorized by the Compensation Committee at a regularly scheduled meeting. However, this policy also provides that the Compensation Committee may authorize grants through use of a unanimous written consent, in lieu of a meeting, but only when circumstances prevent the action from being taken at a regularly scheduled meeting. For example, the Compensation Committee used a unanimous written consent to authorize the restricted stock grants it approved in December 2011 in connection with the merger with Nicor Inc.

Recoupment Policy

In 2011, the Compensation Committee adopted a compensation recoupment policy that became effective January 1, 2012. This policy provides that in the event that the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. securities laws, it will seek to recover from any current or former executive officer incentive-based compensation (including equity compensation) received during the three-year period preceding the date on which the accounting restatement was required to be made. The amount to be recovered is the excess of the amount paid calculated by reference to the erroneous data, over the amount that would have been paid to the executive officer calculated using the corrected accounting statement data. This compensation recovery would be applied regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement.

Anti-Hedging Policy

Company policy prohibits directors and executive officers from engaging in hedging activities involving Company stock.

Accounting and tax treatment of direct compensation

Under current accounting principles, we do not expect accounting treatment of differing forms of awards to vary significantly. Accordingly, although accounting treatment is a consideration, we do not expect it to have a material effect on our selection of forms of compensation.

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to any one of our named executive officers, other than the CFO. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Omnibus Performance Incentive Plan is designed to allow the Compensation Committee to grant incentive awards that will qualify for the performance-based compensation exemption from Section 162(m), such as the restricted stock units and performance cash awards that we have granted as part of our compensation program in recent years. The annual incentive program, as a subplan of the Omnibus Performance Incentive Plan, also allows annual cash incentive awards that are fully deductible by us under Section 162(m).

The Compensation Committee generally expects that awards under our long-term incentive programs and the annual incentive for executives will qualify as performance-based compensation under Section 162(m). To maintain flexibility in compensating our executives, however, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate. For example, the adjustments made to Plan EPS for the performance cash awards, as described on page 54, will cause such awards to fail to meet the requirements of performance-based compensation under Section 162(m) and will result in a loss of the tax deduction for Mr. Somerhalder’s performance cash award.

Stock ownership

We maintain stock ownership guidelines designed to ensure sustained, meaningful executive share ownership, align executive long-term interests with shareholders, and demonstrate the commitment of our officers to enhancing long-term shareholder value. As chief executive officer, Mr. Somerhalder is encouraged to own shares of our common stock with a market value of at least five times his annual base salary, and our other executives three times their annual base salaries. The guidelines require that each executive retain at least 75% of net shares (after tax withholding) from their equity awards until the ownership requirements are met. In calculating compliance with the ownership guidelines, we include all of the stock owned by an executive, restricted stock and in-the-money value of vested stock options, and stock included in an executive’s account under our Retirement Savings Plus Plan and Nonqualified Savings Plan. As of December 31, 2011, each of our named executive officers met the ownership guidelines, with the exception of Mr. Tumminello, whose ownership target increased upon his promotion to president of Sequent in April 2010. Mr. Tumminello continues to make satisfactory progress towards his ownership target.

EXECUTIVE COMPENSATION

Compensation Paid to Named Executive Officers

The Summary Compensation Table below reflects the total compensation earned by our chief executive officer, our chief financial officer and each of our three most highly compensated executive officers who served as an executive officer as of December 31, 2011. These five officers are our “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

John W. Somerhalder II	2011	$872,992	$—	$2,038,300	$—	$420,700	$904,306	$154,669	$4,390,967
Chairman, President and Chief Executive Officer	2010	846,154	—	1,938,797	—	2,016,658	1,144,898	217,134	6,163,641
	2009	821,154	—	882,091	82,665	2,169,901	220,787	191,370	4,367,968

Andrew W. Evans	2011	486,409	—	676,192	—	149,769	186,044	65,590	1,564,004
Executive Vice President and Chief Financial Officer	2010	471,846	—	624,418	—	709,920	123,488	66,619	1,996,291
	2009	457,692	—	313,965	29,428	658,349	41,290	64,607	1,565,331

Henry P. Linginfelter	2011	475,812	—	661,232	—	136,307	258,814	53,099	1,585,264
Executive Vice President, Utility Operations	2010	461,423	—	610,527	—	684,562	186,803	52,697	1,996,012
	2009	443,077	—	285,972	26,780	620,813	81,496	44,299	1,502,437

Paul R. Shlanta	2011	401,865	—	339,218	—	74,584	209,076	55,106	1,079,849
Executive Vice President,	2010	389,731	—	313,100	—	456,628	158,563	55,414	1,373,436
General Counsel and Chief Ethics and Compliance Officer	2009	377,692	—	156,505	14,652	459,353	72,157	52,182	1,132,541

Peter I. Tumminello	2011	343,462	—	255,816	—	31,272	149,961	54,275	834,786
President, Sequent	2010	326,315	150,000	221,807	—	373,464	109,595	42,018	1,223,199
Energy Management, LP

(1)	For each of the named executive officers, includes salary that was eligible for deferral, at the election of the named executive officer, under our Retirement Savings Plus Plan and Nonqualified Savings Plan.

(2)	The Company does not pay any discretionary bonuses to its named executive officers. All annual incentive awards for 2011 were granted under the Company’s annual incentive plan, and such awards are included in the Non-Equity Incentive Plan Compensation column. Immediately following the death of Douglas N. Schantz, our former president of Sequent, and prior to his promotion as Mr. Schantz’ successor, Mr. Tumminello received a one-time retention bonus of $150,000 in 2010.

(3)	Reflects the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are incorporated by reference to Note 7—“Stock-based and Other Incentive Compensation Plans and Agreements” to the financial statements in our annual report on Form 10-K filed with the SEC on February 22, 2012.

(4)	Reflects (i) annual incentive compensation earned under our annual incentive plan, and (ii) performance cash awards. The following table reflects the amounts earned under our annual incentive plan in 2011 and paid in 2012, and the performance cash awards granted in 2009, earned in 2011 and paid in 2012.

Non-Equity Incentive Plan Payout Detail

Name	Annual Incentive Compensation Payout ($)	Performance Cash Unit Payout ($)	Total Non-equity Incentive Plan Compensation ($)
John W. Somerhalder II	$—	$420,700	$420,700
Andrew W. Evans	—	149,769	149,769
Henry P. Linginfelter	—	136,307	136,307
Paul R. Shlanta	—	74,584	74,584
Peter I. Tumminello	—	31,272	31,272

(5)	Reflects the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under the Retirement Plan, which we refer to as the Pension Plan, and the Excess Plan, both of which are defined benefit plans, and for Mr. Somerhalder, under the terms set forth in his employment offer letter and restated in an individual agreement. As in 2010, changes in the actuarial present value of the accumulated pension benefits were principally a result of changes in interest rates and increased levels of pensionable earnings. None of the named executive officers received any interest on deferred compensation at an above-market rate of interest during 2009, 2010 or 2011.

(6)	The following table reflects the items that are included in the All Other Compensation column for 2011.

All Other Compensation Detail

Name	Company Contributions to the Retirement Savings Plus Plan ($)(a)	Company Contributions to the Nonqualified Savings Plan($)(a)	Dividends Paid on Restricted Stock Awards ($)(b)	Perquisites (c)($)	Other Income ($)	Total All Other Compensation ($)
John W. Somerhalder II	$10,725	$110,344	$18,000	$15,600	$—	$154,669
Andrew W. Evans	10,725	39,265	—	15,600	—	65,590
Henry P. Linginfelter	10,725	36,294	—	6,080	—	53,099
Paul R. Shlanta	10,725	28,781	—	15,600	—	55,106
Peter I. Tumminello	10,725	28,400	—	15,150	—	54,275

(a)	Amounts of matching contributions contributed by the Company to the Retirement Savings Plus Plan and Nonqualified Savings Plan are calculated on the same basis for all plan participants in the relevant plan, including the named executive officers.

(b)	If eligible for dividend treatment, dividends are paid on shares of unvested stock at the same rate as on our other shares. Awards granted under the OPIP are not eligible for dividends until vesting restrictions lapse.

(c)	Reflects the incurred cost to the Company in providing financial and tax planning benefits.

Grants of Plan-Based Awards

2011 Grants of Plan-Based Awards

The following table presents information concerning plan-based awards granted to each of the named executive officers during 2011.

Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards (3)
	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Max- imum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Option Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)

John W. Somerhalder II	02/07/11		481,800	963,600	1,927,200
	02/07/11	(2)				19,075	38,150	76,300					1,426,810
	02/07/11	(3)					16,350						611,490
	12/09/11	(4)					15,470						610,756

Andrew W. Evans	02/07/11		158,600	317,200	634,400
	02/07/11	(2)				6,330	12,660	25,320					473,484
	02/07/11	(3)					5,420						202,708
	12/09/11	(4)					8,620						340,318

Henry P. Linginfelter	02/07/11		155,155	310,310	620,620
	02/07/11	(2)				6,190	12,380	24,760					463,012
	02/07/11	(3)					5,300						198,220
	12/09/11	(4)					8,430						332,816

Paul R. Shlanta	02/07/11		110,880	221,760	443,520
	02/07/11	(2)				3,175	6,350	12,700					237,490
	02/07/11	(3)					2,720						101,728
	12/09/11	(4)					5,090						200,953

Peter I. Tumminello	02/07/11		143,000	455,000	—
	02/07/11	(2)				2,395	4,790	9,580					179,146
	02/07/11	(3)					2,050						76,670
	12/09/11	(4)					4,350						171,738

(1)	Reflects annual incentive opportunity for 2011 under the annual incentive plan and the OPIP. Please see the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above, and the related footnote for actual payouts for 2011 and the related narrative in the Compensation Discussion and Analysis section above.

(2)	Reflects performance share units granted under the OPIP with a 36-month performance measurement period that ends December 31, 2013. These units are payable 50% in shares of AGL Common Stock and 50% in cash.

(3)	Reflects restricted stock units granted under the OPIP with a 12-month performance measurement period that ended December 31, 2011.
(4)	Reflects restricted stock awards granted under the OPIP with a 12-month performance measurement hurdle that must be attained within the three-year vesting period.

(5)	Reflects the aggregate grant date fair value of stock awards, which are based on target-level award and computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are incorporated by reference to Note 7—“Stock-based and Other Incentive Compensation Plans and Agreements” to the financial statements in our annual report on Form 10-K filed with the SEC on February 22, 2012

Outstanding Equity Awards at Fiscal Year End

The following table presents information concerning outstanding equity awards held by the named executive officers as of December 31, 2011.

Outstanding Equity Awards at 2011 Fiscal Year End

		Option Awards					Stock Awards
Name		Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

John W. Somerhalder II		03/03/06	200,000	—	$35.83	03/03/16	—	$—	—	$—
		01/30/07	65,700	—	38.96	01/30/17	—	—	—	—
		02/05/08	51,900	—	39.03	02/05/18	—	—	—	—
	(1)	02/05/08	—	—	—	—	8,167	345,137	—	—
	(2)	02/03/09	44,533	22,267	31.09	02/03/19	—	—	—	—
	(3)	02/13/09	—	—	—	—	18,486	781,218	—	—
	(4)	02/02/10	—	—	—	—	—	—	38,100	1,610,106
	(5)	02/02/10	—	—	—	—	16,330	690,106	—	—
	(6)	02/07/11	—	—	—	—	—	—	16,350	690,951
	(7)	02/07/11	—	—	—	—	—	—	38,150	1,612,219
	(8)	12/09/11	—	—	—	—	15,470	653,762	—	—
Andrew W. Evans		01/03/05	5,700	—	33.24	01/03/15	—	—	—	—
		09/27/05	24,000	—	36.56	09/27/15	—	—	—	—
		02/01/06	19,400	—	35.78	02/01/16	—	—	—	—
		01/30/07	18,900	—	38.96	01/30/17	—	—	—	—
		02/05/08	17,400	—	39.03	02/05/18	—	—	—	—
	(1)	02/05/08	—	—	—	—	2,733	115,497	—	—
	(2)	02/03/09	15,853	7,927	31.09	02/03/19	—	—	—	—
	(3)	02/13/09	—	—	—	—	6,580	278,071	—	—
	(4)	02/02/10	—	—	—	—	—	—	12,270	518,530
	(5)	02/02/10	—	—	—	—	5,260	222,288	—	—
	(6)	02/07/11	—	—	—	—	—	—	5,420	229,049
	(7)	02/07/11	—	—	—	—	—	—	12,660	535,012
	(8)	12/09/11	—	—	—	—	8,620	364,281	—	—
Henry P. Linginfelter		02/01/06	6,100	—	35.78	02/01/16	—	—	—	—
		01/30/07	5,300	—	38.96	01/30/17	—	—	—	—
		06/15/07	7,100	—	40.20	06/15/17	—	—	—	—
		02/05/08	14,500	—	39.03	02/05/18	—	—	—	—
	(1)	02/05/08	—	—	—	—	2,300	97,198	—	—
	(2)	02/03/09	7,213	7,213	31.09	02/03/19	—	—	—	—
	(3)	02/13/09	—	—	—	—	5,993	253,264	—	—
	(4)	02/02/10	—	—	—	—	—	—	12,000	507,120
	(5)	02/02/10	—	—	—	—	5,140	217,216	—	—
	(6)	02/07/11	—	—	—	—	—	—	5,300	223,978
	(7)	02/07/11	—	—	—	—	—	—	12,380	523,179
	(8)	12/09/11	—	—	—	—	8,430	356,252	—	—

		Option Awards					Stock Awards
Name		Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Paul R. Shlanta
		02/01/06	10,300	—	35.78	02/01/16	—	—	—	—
		01/30/07	9,900	—	38.96	01/30/17	—	—	—	—
		02/05/08	8,700	—	39.03	02/05/18	—	—	—	—
	(1)	02/05/08	—	—	—	—	1,367	57,769	—	—
	(2)	02/03/09	7,893	3,947	31.09	02/03/19	—	—	—	—
	(3)	02/13/09	—	—	—	—	3,280	138,613	—	—
	(4)	02/02/10							6,150	259,899
	(5)	02/02/10					2,640	111,566	—	—
	(6)	02/07/11	—	—	—	—	—	—	2,720	114,947
	(7)	02/07/11	—	—	—	—	—	—	6,350	268,351
	(8)	12/09/11	—	—	—	—	5,090	215,103	—	—
Peter I. Tumminello		01/03/05	4,500	—	33.24	01/13/15	—	—	—	—
		02/01/06	5,500	—	35.78	02/01/16	—	—	—	—
		01/30/07	4,400	—	38.96	01/30/17	—	—	—	—
		02/05/08	3,500	—	39.03	02/05/18	—	—	—	—
	(1)	02/05/08	—	—	—	—	567	23,961	—	—
	(2)	02/03/09	3,313	1,657	31.09	02/03/19	—	—	—	—
	(3)	02/13/09	—	—	—	—	1,373	58,023	—	—
	(4)	02/02/10	—	—	—	—	—	—	3,140	132,696
	(5)	02/02/10	—	—	—	—	1,350	57,051	—	—
	(9)	04/27/10	—	—	—	—	—	—	1,110	46,909
	(10)	04/27/10	—	—	—	—	470	19,862	—	—
	(6)	02/07/11	—	—	—	—	—	—	2,050	86,633
	(7)	02/07/11	—	—	—	—	—	—	4,790	202,425
	(8)	12/09/11	—	—	—	—	4,350	183,831	—	—

(1)	Restricted stock units, having satisfied performance criteria for the applicable performance measurement period, converted to an equal number of restricted shares and vest at the rate of one-third per year, with vesting dates on February 3, 2010, February 3, 2011 and February 3, 2012.

(2)	Stock options vest at the rate of one-third per year, with vesting dates on February 3, 2010, February 3, 2011 and February 3, 2012.

(3)	Restricted stock units, having satisfied performance criteria for the applicable performance measurement period, converted to an equal number of restricted shares and vest at the rate of one-third per year, with vesting dates on March 1, 2011, March 1, 2012 and March 1, 2013.
(4)	Performance share unit awards have a performance measurement period related to the Company’s relative total shareholder return, with the measurement period ending on December 31, 2012. Awards shall be payable 50% in shares of AGL Common Stock and 50% in cash.

(5)	Restricted stock units having satisfied criteria for the applicable performance measurement period, converted into an equal number of shares of restricted stock and vest at the rate of one-third per year, with vesting dates on March 1, 2012, March 1, 2013 and March 1, 2014.

(6)	Restricted stock units have a performance measurement period related to earnings per share, with the measurement period ending December 31, 2011.

(7)	Performance share unit awards have a performance measurement period related to the Company’s relative total shareholder return, with the measurement period ending on December 31, 2013. Awards shall be payable 50% in shares of AGL Common Stock and 50% in cash.

(8)	Restricted shares have a performance hurdle based on post-merger O&M Expense less B&I and have a three-year vesting schedule.

(9)	Performance share unit award granted in connection with the appointment of Mr. Tumminello as president of Sequent. The performance measurement is related to the Company’s relative total shareholder return, with the measurement period ending December 31, 2012. Awards shall be payable 50% in shares of AGL Common Stock and 50% in cash.

(10)	Restricted stock units granted in connection with the appointment of Mr. Tumminello as president of Sequent, having satisfied performance criteria for the applicable performance measurement period, converted to an equal number of shares of restricted stock and vest at the rate of one-third per year, with vesting dates on March 1, 2012, March 1, 2013 and March 1, 2014.

Option Exercises and Stock Vested

The following table presents information concerning stock options exercised by the named executive officers during 2011 and stock awards held by our named executive officers that vested in 2011.

2011 Stock Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
John W. Somerhalder II	—	$—	8,166	$305,490
	—	—	40,000	1,563,200
	—	—	9,244	352,566
Andrew W. Evans	—	—	2,733	102,242
	—	—	3,290	125,481
Henry P. Linginfelter	—	—	2,300	86,043
	—	—	2,997	114,306
Paul R. Shlanta	9,300	81,663	1,366	51,102
	—	—	1,640	62,550
Peter I. Tumminello	—	—	566	21,174
	—	—	687	26,202

(1)	Represents the number of shares that vested in 2011 and the aggregate value of such shares based upon the fair market value of our common stock on the applicable vesting date as follows:

Value Realized on Vesting Detail

Name	Date of Grant	Date of Vesting	Vested (#)	Vested ($)
John W. Somerhalder II	02/03/09	02/03/11	8,166	$305,490
	03/03/06	03/03/11	40,000	1,563,200
	03/01/10	03/01/11	9,244	352,566
Andrew W. Evans	02/03/09	02/03/11	2,733	102,242
	03/01/10	03/01/11	3,290	125,481
Henry P. Linginfelter	02/03/09	02/03/11	2,300	86,043
	03/01/10	03/01/11	2,997	114,306
Paul R. Shlanta	02/03/09	02/03/11	1,366	51,102
	03/01/10	03/01/11	1,640	62,550
Peter I. Tumminello	02/03/09	02/03/11	566	21,174
	03/01/10	03/01/11	687	26,202

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer under our Pension Plan and Excess Plan, and, for Mr. Somerhalder, under terms set forth in his employment offer letter, and restated in an individual agreement. Assumptions used in the calculations are set forth in a table below the footnotes to the following table.

2011 Pension Benefits

Name	Plan Name(1)(2)	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John W. Somerhalder II	Pension Plan	6.0		$159,017	—
	Excess Plan	6.0		1,038,929	—
	Employment Offer Letter	6.0	(3)	1,532,751	—
Andrew W. Evans	Pension Plan	10.0		181,346	—
	Excess Plan	10.0		336,407	—
Henry P. Linginfelter	Pension Plan	31.0		500,355	—
	Excess Plan	31.0		367,951	—
Paul R. Shlanta	Pension Plan	14.0		303,303	—
	Excess Plan	14.0		476,259	—
Peter I. Tumminello	Pension Plan	8.0		156,021	—
	Excess Plan	8.0		329,807	—

(1)	The AGL Resources Inc. Retirement Plan, which we refer to as the Pension Plan is a broad-based, tax-qualified defined benefit plan. Generally, all of our union employees and all of our non-union employees who have a hire date on, or before, December 31, 2011 are eligible to participate in the Pension Plan, upon completion of one year of service and attainment of age 21. Plan benefits are determined, generally, by a “career average” earnings formula. Generally, the Pension Plan provides that the term “compensation” means base pay, overtime, and bonuses. Benefits vest upon completion of five years of service. A participant’s accrued benefit is calculated based upon the normal form of benefits for that participant, as of the date the participant will reach the Pension Plan’s normal retirement age of 65. The normal form of benefits for a participant who is single is a life annuity. The normal form for a married participant is a joint and 50% survivor annuity. The Pension Plan provides for the payment of benefits in other forms, if the participant so elects. These other forms include various annuities, and only in cases where a participant’s benefit is less than $10,000, a single lump sum payment. A participant may elect to receive benefits earlier than normal retirement age, once the participant has reached the early retirement age of 55. If a participant elects to commence benefits earlier than normal retirement age, the monthly payments will be reduced to reflect the fact that payments may continue over a longer period of time than if the employee had retired at normal retirement age. If the participant satisfies the Pension Plan’s requirements for early retirement (age 55 with 5 years of service) the reduced amount is subsidized so that the reduction from the full normal retirement benefit is less severe than a full actuarial reduction. If the participant does not satisfy the early retirement criteria, the reduced payments represent the actuarial equivalent of the full normal retirement benefit.

(2)	The AGL Resources Inc. Excess Benefit Plan, which we refer to as the Excess Plan is a non-qualified, and unfunded, defined benefit plan designed for the benefit of a select group of management or highly compensated employees. Specifically, the Excess Plan is available to our employees who have a hire date on, or before, December 31, 2011, who are adversely affected by limitations set forth in the U.S. tax code, imposed on benefits under a tax-qualified plan, such as the Pension Plan. Benefits under the Excess Plan are calculated pursuant to a formula that first determines what the participant’s benefit would be under the Pension Plan, but for the imposition of the U.S. tax code limits and then subtracts from that figure, the amount the participant will actually be entitled to under the Pension Plan. Benefits under the Excess Plan are paid in the same forms available under the Pension Plan, and are distributed at the later of separation from service or age 62.

(3)	Mr. Somerhalder’s employment offer letter (later restated in an individual agreement) provides for one additional year of benefit accrual credit under the Pension Plan and Excess Plan for each year of service completed, up to a maximum of five additional years.

Pension Benefit Assumptions

We used the following assumptions in calculating the present value of accumulated benefits:

• Retirement age:	Earliest unreduced
• Payment form:	Life annuity
• Discount rate:	6.00% at 12/31/2009, 5.40% at 12/31/10 and 4.60% at 12/31/2011
• Postretirement mortality:	Use of the RP-2000 mortality table, with mortality improvements projected for 18 years. The RP-2000 table (or “Retired Pensioners Mortality Table”) is the mortality table prescribed for the plans by the U.S. Treasury Department. To reflect more recent expectations in mortality rates, the table incorporates projected improvements in life expectancy, over a 10-year period.
• Salary scale:	None
• Preretirement decrements: (mortality, withdrawals, disability)	None

Nonqualified Deferred Compensation

The table below relates to and describes compensation deferred by named executive officers under our Nonqualified Savings Plan.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
John W. Somerhalder II	$186,181	$110,344	$213,093	$—	$1,379,885
Andrew W. Evans	60,407	39,265	2,681	—	665,293
Henry P. Linginfelter	55,837	36,294	(7,123)	—	475,339
Paul R. Shlanta	44,703	28,781	(5,170)	—	730,513
Peter I. Tumminello	44,656	28,400	(9,221)	—	1,335,222

(1)	All amounts set forth in this column are included in the Summary Compensation Table in the column for Salary.

(2)	All amounts set forth in this column represent Company contributions to our Nonqualified Savings Plan and are included in the Summary Compensation Table in the column for All Other Compensation.
(3)

Amounts set forth in this column for each named executive officer include amounts previously reported in the Summary Compensation Table, in the previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and annual incentive and Company matching contributions. This total reflects each named executive officer’s deferrals, matching contributions and investment experience.

The Nonqualified Savings Plan allows eligible employees to defer up to 75% of base salary and up to 100% of annual incentive pay as before-tax contributions. The timing restrictions for contribution deferral elections are intended to comply with Section 409A of the U.S. tax code, as well as other applicable tax code provisions. The Company matches contributions at a rate of 65% of participant contributions, up to the first 8% of the participant’s covered compensation. However, matching contributions under the Nonqualified Savings Plan are offset by the maximum matching contributions the participant could receive under our tax-qualified Retirement Savings Plus Plan. Each participant in the Nonqualified Savings Plan has a plan account, which represents a bookkeeping entry reflecting contributions and earnings/losses on the actual performance of the participant’s notional investments. Participants are always 100% vested in their own contributions and vest in employer matching contributions over a three-year period according to a vesting schedule. The vesting associated with employer matching contributions is based upon employment service with the Company and is not subject to vesting based upon when the contribution itself was made. Distributions of a participant’s account balance occur following a termination of employment. Participants have the option of taking distributions, following termination of employment, in the following forms: (i) a single lump sum cash payment; (ii) a lump sum cash payment of a portion of the participant’s account, with the remainder distributed in up to 10 equal annual installments; or (iii) between one and ten equal annual installments. The notional investment choices under the Nonqualified Savings Plan are very similar to the investment choices in the Retirement Savings Plus Plan.

Potential Payments upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that will require us to provide compensation and benefits to our named executive officers in the event of a termination of employment following a change in control of our Company. We do not otherwise maintain any agreement, plan or practice that specifically provides for compensation to a named executive officer upon termination of employment. The appropriate amount of compensation payable to each named executive officer in each relevant situation is listed in the tables below. Footnotes relating to all of these tables follow the last table on page 73.

The following table describes the potential payments upon termination of employment with the Company for John W. Somerhalder II, our chairman, president and chief executive officer.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Cash Severance:
Base Salary	$—	$(3)	$—	$1,838,000	$—
Short-term Incentive	—	—	—	3,930,155	960,110
Long-term Incentives
Unvested Restricted Stock	—	—	—	2,470,238	—
Unvested Restricted Stock Units	—	—	—	690,951	—
Unvested Performance Cash Units	—	—	—	700,000	—
Unvested Performance Share Units	—	—	—	3,222,325
Unvested Stock Options	—	—	—	248,719	248,719
Benefits & Perquisites:
Post-retirement/Post-termination Health Care and Life Insurance	—	—	—	31,127	(6)
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	33,579	33,579	33,579	33,579	33,579
Outplacement Assistance	—	—	—	229,750	—
TOTAL:	$33,579	$(3)	$33,579	$13,394,843	$(6)

The following table describes the potential payments upon termination of employment with the Company for Andrew W. Evans, our executive vice president and chief financial officer.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Cash Severance:
Base Salary	$—	$(3)	$—	$1,024,800	$—
Short-term Incentive	—	—	—	1,295,760	316,105
Long-term Incentives
Unvested Restricted Stock	—	—	—	980,150	—
Unvested Restricted Stock Units	—	—	—	229,049	—
Unvested Performance Cash Units	—	—	—	249,200	—
Unvested Performance Share Units	—	—	—	1,053,542
Unvested Stock Options	—	—	—	88,541	88,541
Benefits & Perquisites:
Post-retirement/Post-termination Health Care and Life Insurance	—	—	—	17,040	(6)
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	0	0	0	0	0
Outplacement Assistance	—	—	—	128,100	—
TOTAL:	$0	$(3)	$0	$5,066,182	$(6)

The following table describes the potential payments upon termination of employment with the Company for Henry P. Linginfelter, our executive vice president, distribution operations.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Cash Severance:
Base Salary	$—	$(3)	$—	$1,002,540	$—
Short-term Incentive	—	—	—	1,275,435	309,218
Long-term Incentives
Unvested Restricted Stock	—	—	—	923,944	—
Unvested Restricted Stock Units	—	—	—	223,978	—
Unvested Performance Cash Units	—	—	—	226,800	—
Unvested Performance Share Units	—	—	—	1,030,299	—
Unvested Stock Options	—	—	—	80,573	80,573
Benefits & Perquisites:
Post-retirement/Post-termination Health Care and Life Insurance	—	—	—	65,589	(6)
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	16,990	16,990	16,990	16,990	16,990
Outplacement Assistance	—	—	—	125,318	—
TOTAL:	$16,990	$(3)	$16,990	$4,971,466	$(6)

The following table describes the potential payments upon termination of employment with the Company for Paul R. Shlanta, our executive vice president, general counsel and chief ethics and compliance officer.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Cash Severance:
Base Salary	$—	$(3)	$—	$846,720	$—
Short-term Incentive	—	—	—	921,453	220,983
Long-term Incentives
Unvested Restricted Stock	—	—	—	523,037	—
Unvested Restricted Stock Units	—	—	—	114,947	—
Unvested Performance Cash Units	—	—	—	124,100	—
Unvested Performance Share Units	—	—	—	528,250
Unvested Stock Options	—	—	—	44,084	44,084
Benefits & Perquisites:
Post-retirement/Post-termination Health Care and Life Insurance	—	—	—	84,129	(6)
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	13,840	13,840	13,840	13,840	13,840
Outplacement Assistance	—	—	—	105,840	—
TOTAL:	$13,840	$(3)	$13,840	$3,306,399	$(6)

The following table describes the potential payments upon termination of employment with the Company for Peter I. Tumminello, executive vice president, wholesale services and president, Sequent.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Cash Severance:
Base Salary	$—	$(3)	$—	$724,500	$—
Short-term Incentive	—	—	—	1,003,538	189,086
Long-term Incentives
Unvested Restricted Stock	—	—	—	342,728	—
Unvested Restricted Stock Units	—	—	—	86,633	—
Unvested Performance Cash Units	—	—	—	52,034	—
Unvested Performance Share Units	—	—	—	382,030
Unvested Stock Options	—	—	—	18,505	18,505
Benefits & Perquisites:
Post-retirement/Post-termination Health Care and Life Insurance	—	—	—	60,368	(6)
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	0	0	0	0	0
Outplacement Assistance	—	—	—	90,563	—
TOTAL:	$0	$(3)	$0	$2,760,900	$(6)

Below is a description of the assumptions that we used in creating the tables above. Unless otherwise noted, the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination or change in control.

Notes to Potential Payments upon Termination or Change in Control Tables

(1)	For purposes of this analysis, we assumed the executive’s compensation as current base salary, target annual incentive opportunity and target long-term incentive opportunity, each as of December 31, 2011. Each column assumes the named executive officer’s date of termination is December 31, 2011 and the price per share of our common stock on the date of termination is $42.26.

(2)	If the executive leaves voluntarily prior to retirement eligibility, compensation stops as of the termination date. All outstanding, long-term incentive awards would be forfeited. No further benefits would be earned under ERISA-qualified plans. Balances related to compensation deferred under the Nonqualified Savings Plan, if any, would be paid out in the year following the year of termination, or later if the executive has so elected. Prorated accrued and unused vacation would be paid. If the executive was retirement-eligible at the time of voluntary termination and elected to retire, in addition to commencing retirement benefits, he would be entitled to a prorated annual incentive under the annual incentive plan and for accelerated vesting of certain unvested stock options.

(3)	If the executive is terminated without “cause,” a severance agreement may be executed based upon the facts and circumstances of the termination and in exchange for a release of any future liabilities which might otherwise be claimed by the executive. Due to the wide range and variety of circumstances, there is no preset policy governing involuntary severance compensation. However, any terms of such a special agreement would be subject to the review and approval of the Compensation Committee. Upon such a termination, no further benefits would be earned under ERISA-qualified plans. Balances related to compensation deferred under the Nonqualified Savings Plan, if any, would be paid out in the year following the year of termination, or later if the executive has so elected. Outstanding long-term incentive awards would be forfeited and annual incentive would not be payable. The prorated value of accrued but unused vacation would be paid.

(4)	If the executive is terminated for “cause,” compensation stops as of the termination date. All outstanding long-term incentive awards would be forfeited. No further benefits would be earned under ERISA-qualified plans. Balances related to compensation deferred under the Nonqualified Savings Plan, if any, would be paid out in the year following the year of termination, or later if the executive has so elected. The prorated value of accrued but unused vacation would be paid.

(5)	If the executive is terminated without cause, or resigns for good reason, generally, within two years of a change in control (as described below) the terms and conditions described below under “Payments upon a Termination in connection with a Change in Control” would apply.

(6)	If the executive’s employment terminates as a result of death, a death benefit would be paid to the executive’s estate in an amount equal to the lesser of one year’s base salary or $250,000 from a company-sponsored plan that covers all employees. That plan does not discriminate in favor of executives, or highly compensated employees. Upon a determination of long-term disability, payments would be made, based on the level of coverage elected and paid for by the executive, under our group disability plan. Our disability plan is also a plan that does not discriminate in favor of executives, or highly compensated employees.

A prorated bonus award would also be paid. Bonus amounts shown are at target level. Certain unvested stock options would vest and vested stock options would be exercisable for a period of one year following death.

All other unvested long-term incentives would be forfeited.

Balances related to compensation deferred under the Nonqualified Savings Plan, if any, would be paid out in the year following the year of termination, or later if the executive has so elected. The prorated value of accrued but unused vacation would be paid.

Payments upon a Termination in connection with a Change in Control

Each of the named executive officers has a continuity agreement with us, as referenced on page 56 in the Compensation Discussion and Analysis. The purpose of these agreements is to retain key management personnel and assure continued productivity of such personnel in the event of a change in control of our Company.

The continuity agreements define a “change in control” to generally mean the occurrence of any of the following events:

•	the acquisition by a person or group of persons of more than 50% of our voting securities, based upon total fair market value or total voting power;

•	the acquisition, within a twelve month period by a person or group of more than 35% of the total voting power of the stock of the Company;

•	the replacement, during a twelve-month period of a majority of members of our board of directors with directors not endorsed by a majority of the incumbent directors; or

•	the acquisition by a person or group of assets of the Company, having a fair market value of at least 50% of the fair market value of all Company assets, immediately before such acquisition.

Benefits are only provided under the continuity agreements in the event of a termination without “cause” or resignation for “good reason” within two years after a change in control, or after our announcement of our intention to engage in a transaction that is expected to result in a change in control, provided that a change in control actually occurs. No benefits are provided if a change in control does not occur, for any terminations that occur outside these periods, or for any termination for cause, resignation without good reason, or termination due to death or disability whenever they occur. “Cause includes failure to perform duties and responsibilities, willful fraud, dishonesty or malfeasance that results in material harm to the Company, or a plea of guilty or no contest to a felony. “Good reason” includes a material diminution of position, duties or responsibilities; material diminution of base salary or annual incentive opportunity (unless consistent with a diminution for all executives at a comparable level), a material breach by the Company of any agreement under which the executive provides services; or a material change in the geographic location (at least 50 miles) of the executive’s primary employment location.

An officer who has a qualifying termination event during the change in control period would be entitled to:

•

a severance benefit equal to two times the sum of his or her base salary plus the average annual incentive compensation actually paid during the three years prior to the year of the qualifying termination;

•

a prorated annual incentive compensation payment for the year of the qualifying termination, based on the number of days the named executive officer was employed by us during that year and the greater of the target annual incentive for the officer or the incentive that would be paid based upon actual performance through the date of termination;

•	two-year continuation of medical, dental and life insurance benefits;

•	potential vesting of long-term incentive compensation, pursuant to the terms of the plan the awards were granted under; and

•	outplacement assistance.

The executives may also receive reimbursement of legal fees in connection with the enforcement of payments under the continuity agreements.

If the payments under the continuity agreements and under any other compensation arrangement with the Company, were to exceed three times the base amount permitted under Section 280G(b)(3) of the U.S. tax code, the payments would be reduced and payable only to the maximum amount which could be paid without the imposition of the excise tax under Section 4999 of the U.S. tax code, unless the officer’s payment of such excise taxes and all other applicable taxes on the full payment amount would result in him or her receiving a greater resulting amount, net of such taxes.

The continuity agreements contain covenants on the part of the executive relating to the maintenance of our confidential information and that require the executive to refrain from taking action that disparages the reputation of the Company or any of its subsidiaries or, for a period of 24 months following a qualifying termination, from soliciting employees of the Company or its subsidiaries.

Summary of Potential Payments upon a Change in Control

The following table summarizes the value of the payments that each of our named executive officers would receive as a result of the vesting of long-term incentive awards if a change in control occurred on December 31, 2011, and the executive did not incur a termination of employment. The amounts in the table exclude the value of long-term incentive awards that were vested by their terms on December 31, 2011.

	John W. Somerhalder II	Andrew W. Evans	Henry P. Linginfelter	Paul R. Shlanta	Peter I. Tumminello
Stock Options	$248,719	$88,541	$80,573	$44,084	$18,505
Unvested Restricted Stock	2,470,238	980,150	923,944	523,037	342,728
Unvested Restricted Stock Units	690,951	229,049	223,978	114,947	86,633
Unvested Performance Cash Units	700,000	249,200	226,800	124,100	52,034
Unvested Performance Shares	3,222,325	1,053,542	1,030,299	528,250	382,030
Total	$7,332,233	$2,600,482	$2,485,594	$1,334,418	$881,930

Each column assumes the change in control occurred on December 31, 2010 and the price per share of our common stock on the date of termination is $42.26.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011, with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options,	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)(1)	(b)	(c)(1)
Equity compensation plans approved by security holders	2,235,454	$35.86	3,575,733
Equity compensation plans not approved by security holders	5,000	25.80	1,664,133
Total	2,240,454		5,239,866

Each column assumes the change in control occurred on December 31, 2011 and the price per share of our common stock on the date of termination is $42.26. All awards were granted under our OPIP, which provides that such awards will only become vested and non-forfeitable immediately following the change in control (absent a qualifying termination of employment), if the surviving entity fails to assume or substitute for the awards.

(1)	Includes shares issuable as follows:

Name of Plan	Approved by Security Holders	Active/ Inactive Plan (2)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options)
Omnibus Performance Incentive Plan, as Amended and Restated (OPIP)	Ö	Active	866,249	3,123,574	(3)
Long-Term Incentive Plan (1999)	Ö	Inactive	1,362,032	0
2006 Directors Plan	Ö	Active	N/A	119,954
1996 Directors Plan	Ö	Active	7,173	0
Employee Stock Purchase Plan	Ö	Active	N/A	332,205
Subtotal—Approved Plans			2,235,454	3,575,733
Officer Incentive Plan(4)	No	Inactive	5,000	0
Assumed Nicor Inc. Plan Shares under OPIP (5)	No	Active	0	1,664,133
Subtotal—Not Approved Plans			5,000	1,664,133
Total			2,240,454	5,239,866

(2)	No further grants will be made under the inactive plan except for reload options that may be granted under outstanding option agreements.

(3)	The Omnibus Performance Incentive plan, as Amended and Restated (OPIP), includes separate pools of shares for share counting purposes. The amount shown in the table above includes 1,000,000 shares which are available for future issuance as awards pursuant to stock options or stock appreciation rights under the “Remainder Reserve.” If issued pursuant to full value awards (which include awards other than stock options or stock appreciation rights), only 200,000 shares could be issued under the Remainder Reserve. In such event, the number of securities remaining available for future issuance under the OPIP, the subtotal for approved plans, and the total each would decrease by 800,000 shares.

(4)	The Officer Incentive Plan provides for the grant of nonqualified stock options and shares of restricted stock to new-hire officers. At the time of its adoption, the Officer Incentive Plan did not require approval of our security holders under the rules of the New York Stock Exchange or otherwise. The Officer Incentive Plan is considered an “open market” plan. This means that shares issuable under the Officer Incentive Plan will be purchased by the Company on the open market. No further grants will be made under the Officer Incentive Plan.

(5)	Pursuant to the terms of the OPIP, which was approved by our security holders, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to reflect the transaction) may be issued under the OPIP pursuant to awards granted to individuals who were not employees of the Company or a related company immediately before such transaction. These assumed shares do not count against the maximum share limitation specified in the OPIP. Such assumption of shares in a merger does not require approval of our security holders under the rules of the New York Stock Exchange or otherwise. The shares designated as “Assumed Nicor Inc. Plan Shares” in the table above remained available under the Nicor Inc. 2006 Long-Term Incentive Plan, as amended, at the time of our merger with Nicor Inc. These shares were assumed under the OPIP and are available for future issuance to persons who were not employees of the Company or a related company immediately prior to our merger with Nicor Inc.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” beginning on page 37 for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.

The Compensation and Management Development Committee reviews the compensation programs for our named executive officers in an effort to achieve the desired goals of aligning our executive compensation structure with Company performance, our shareholders’ interests and current market practices. We believe that this alignment motivates our executives to achieve our key financial and strategic goals, creating long-term shareholder value.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation and Management Development Committee or our board of directors. Our board of directors and our Compensation and Management Development Committee value the opinions of our shareholders. Following the annual meeting, we will consider our shareholders’ concerns and the Compensation and Management Development Committee will evaluate whether any actions are necessary to address those concerns, particularly in the event that there is a significant vote against the named executive officer compensation as disclosed in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Armando J. Olivera, a member of the Board, is President and Chief Executive Officer of Florida Power & Light Company (“FPL”), a wholly owned subsidiary of NextEra Energy, Inc. (“NextEra”). Mr. Olivera is an executive officer of NextEra. FPL and NextEra Energy Power Marketing LLC (“NEPM”), a subsidiary of NextEra, each entered into a Base Contract for Sale and Purchase of Natural Gas, dated as of June 1, 2004, with Sequent Energy Management, LP, a subsidiary of the Company. NEPM also entered into a Base Contract with Nicor Gas Company, a subsidiary of the Company, as of May 15, 2011, and obtains various utility hub services from Nicor Gas Company. These Base Contract for Sale and Purchase of Natural Gas agreements will herein collectively be referred to as the “Agreements”. The Company entered into the Agreements prior to Mr. Olivera’s designation for nomination and election to the Board and prior to the date of the Merger Agreement and there have been no amendments to the Agreements since Mr. Olivera’s designation to the Board. Mr. Olivera was not involved in any negotiations of the Agreements and is not involved in the day to day transactions that are the subject of the Agreements.

Pursuant to the terms of the Agreements, the Company paid FPL and NextEra an aggregate of approximately $3,963,432 in 2009, $3,704,984 in 2010 and $6,165,950 in 2011 and FPL and NextEra paid the Company an aggregate of approximately $13,156,462 in 2009, $48,353,190 in 2010 and $70,498,994 in 2011. The payments made or received by the Company and FPL, respectively, pursuant to the Agreements, did not exceed 2% of NextEra’s consolidated gross revenues in each of the last three fiscal years (which is the standard as set forth in our Standards for

Determining Director Independence or “Independence Standards”). However, the payment made by FPL and NextEra to the Company in 2011 exceeded 2% of the Company’s consolidated gross revenues for 2011 by 1%, which, under our Independence Standards, creates a presumption of materiality. Based on all the relevant facts and circumstances from the standpoint of each of Mr. Olivera and NextEra, the Board determined that Mr. Olivera meets the Company’s Independence Standards. For more information on our policy on transactions with related persons, please see “Corporate Governance—Policy on Related Person Transactions.”

The Vanguard Group, Inc. was a beneficial owner of more than 5% of the Company’s common stock during 2011. The Vanguard Group, Inc. or its subsidiaries (“Vanguard”) and certain subsidiaries of the Company are parties to several transactions. Vanguard serves as the trustee and recordkeeper for the Nicor Companies Savings Investment Plan, the Nicor Gas Thrift Plan and the Birdsall Retirement Savings Plan (the “401(k) Plans”). Vanguard also serves as the recordkeeper for the Nicor Inc. Supplemental Senior Officer Retirement Plan (the “SOR Plan”), the Nicor Companies Pension and Retirement Plan (the “Retirement Plan”), and the Nicor Inc. Salary Deferral Plan (the “Salary Deferral Plan”). The SOR Plan and Salary Deferral Plan were terminated effective upon closing of the Company’s merger with Nicor Inc. in December 2011.

During 2011, Vanguard was paid approximately $1,080,429 for trustee, recordkeeping and asset management services for the 401(k) Plans based on Plan assets as of December 31, 2011; $15,947 for recordkeeping and asset management services for the SOR Plan; and $220,771 as recordkeeper for the

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Retirement Plan and $25,000 as recordkeeper of the Salary Deferral Plan.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers, including executive officers, and any person who owns more than 10% of our common stock to file reports of initial common stock ownership and changes in common stock ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on our review of the copies of such reports received by us and written representations that no other reports were required for those persons, during 2011, all filing requirements were met except for one transaction for Melanie Platt, which was a disposition of 737 shares of AGL Common Stock by a family trust that was reported late on a Form 5.

GENERAL INFORMATION

2011 Annual Report

A copy of our 2011 annual report is available on the internet at www.proxyvote.com and at our web site at www.aglresources.com. The annual report, which contains financial and other information about us, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Availability of Corporate Governance Documents

Our Standards for Determining Director Independence, our Corporate Governance

Guidelines, our Code of Business Conduct, our Code of Ethics, and the charters of each of our board committees are available on our web site at www.aglresources.com and are available in print to any shareholder who requests them. You may contact our Corporate Secretary for copies at:

AGL Resources Inc.

Attn: Corporate Secretary

P.O. Box 4569, Location 1466

Atlanta, Georgia 30302-4569

Ten Peachtree Place, N.E., Atlanta, Georgia 30309, aglresources.com

AGL RESOURCES INC. MYRA C. BIERRIA 10 PEACHTREE PLACE, LOCATION 1466 ATLANTA, GA 30309

Your telephone or Internet vote authorizes the proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

If you vote by Phone or Internet, please do not mail your Proxy Card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time April 27, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time April 27, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M42078-P19877-Z57094                  KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AGL RESOURCES INC. The Board of Directors recommends that you vote FOR on Items 1, 2 and 3.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors		☐	☐	☐
1.	Election of Directors:
Nominees:
	01) Sandra N. Bane	09) Charles H. “Pete” McTier
	02) Thomas D. Bell, Jr.	10) Dean R. O’Hare
	03) Norman R. Bobins	11) Armando J. Olivera
	04) Charles R. Crisp	12) John E. Rau
	05) Brenda J. Gaines	13) James A. Rubright
	06) Arthur E. Johnson	14) John W. Somerhalder II
	07) Wyck A. Knox, Jr.	15) Bettina M. Whyte
	08) Dennis M. Love	16) Henry C. Wolf
Vote on Proposals							For	Against	Abstain
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.						☐	☐	☐
3.	The approval of a non-binding resolution to approve the compensation of our named executive officers.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Please present this admission ticket and valid picture identification for admission to the Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report/10-K Wrap are available at www.proxyvote.com.

Please detach here

M42079-P19877-Z57094

AGL Resources Inc. ANNUAL MEETING OF SHAREHOLDERS Tuesday, May 1, 2012 10:00 a.m. Eastern Time 10 Peachtree Place Atlanta, Georgia 30309
Revocable Proxy - Common Stock
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Merrill Lynch Bank & Trust Co., FSB, which acts as Trustee for the AGL Resources Inc. Retirement Savings Plus Plan (the “AGL 401(k) Plan”) or The Vanguard Fiduciary Trust Company, which acts as Trustee for the (1) Nicor Companies Savings Investment Plan, (2) Nicor Gas Thrift Plan and (3) Birdsall, Inc. Retirement Savings Plan (collectively the “Nicor 401(k) Plans”), as proxy, to act for and in the name of the undersigned, to vote all shares of Common Stock of AGL Resources Inc. (the “Company”) that have been allocated to the account of the undersigned under the AGL 401(k) Plan or Nicor 401(k) Plans, as applicable at the 2012 Annual Meeting of Shareholders of the Company, to be held on Tuesday, May 1, 2012, and at any and all adjournments thereof, as indicated on the reverse side of this card.

Under the terms of the AGL 401(k) Plan or Nicor 401(k) Plans, only the Trustee of the plan can vote the shares allocated to the accounts of the participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement and the 2011 Annual Report to Shareholders is hereby acknowledged.

When properly executed, this proxy card will be voted as directed. If no voting instructions are specified, this proxy card will be voted “FOR” each of the proposals.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Your telephone or Internet vote authorizes the proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) See reverse for voting instructions.

AGL RESOURCES INC. MYRA C. BIERRIA 10 PEACHTREE PLACE, LOCATION 1466 ATLANTA, GA 30309

Your telephone or Internet vote authorizes the proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

If you vote by Phone or Internet, please do not mail your Proxy Card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time April 30, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time April 30, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M42080-P19877-Z57094                     KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AGL RESOURCES INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR on Items 1, 2 and 3.
Vote on Directors	☐	☐	☐
1.	Election of Directors:
Nominees:
01) Sandra N. Bane	09) Charles H. “Pete” McTier
02) Thomas D. Bell, Jr.	10) Dean R. O’Hare
03) Norman R. Bobins	11) Armando J. Olivera
04) Charles R. Crisp	12) John E. Rau
05) Brenda J. Gaines	13) James A. Rubright
06) Arthur E. Johnson	14) John W. Somerhalder II
07) Wyck A. Knox, Jr.	15) Bettina M. Whyte
08) Dennis M. Love	16) Henry C. Wolf
Vote on Proposals	For	Against	Abstain
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.	☐	☐	☐
3.	The approval of a non binding resolution to approve the compensation of our named executive officers.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please present this admission ticket and valid picture identification for admission to the Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report/10-K Wrap are available at www.proxyvote.com.

Please detach here

M42081-P19877-Z57094

AGL Resources Inc. ANNUAL MEETING OF SHAREHOLDERS Tuesday, May 1, 2012 10:00 a.m. Eastern Time 10 Peachtree Place Atlanta, Georgia 30309
Revocable Proxy - Common Stock
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints John W. Somerhalder II, Paul R. Shlanta and Andrew W. Evans, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned, to vote all shares of Common Stock of AGL Resources Inc. (the “Company”) that the undersigned is entitled to vote at the 2012 Annual Meeting of Shareholders of the Company, to be held on Tuesday, May 1, 2012, and at any and all adjournments thereof, as indicated on the reverse side of this card.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement and the 2011 Annual Report to Shareholders is hereby acknowledged.

When properly executed, this proxy card will be voted as directed. If no voting instructions are specified, this proxy card will be voted “FOR” each of the proposals.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Your telephone or Internet vote authorizes the proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) See reverse for voting instructions.